As filed with the U.S. Securities and Exchange Commission on November 15, 2001

                           REGISTRATION NO. 333-68942
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   AMENDMENT 3

                                       to
                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                               LASIK AMERICA, INC.

                 (Name of Small Business Issuer in its charter)

           NEVADA                           8741                  88-0490720
 ----------------------------        -----------------        ----------------
 (State or other jurisdiction        (Primary Standard        (I.R.S. Employer
              of                 Industrial Classification     Identification
incorporation or organization)         Code Number)                Number)
                         -------------------------------
                          6646 INDIAN SCHOOL ROAD, N.E.
                          ALBUQUERQUE, NEW MEXICO 87110
                                  505-837-2020
                   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL
                               EXECUTIVE OFFICES)
               --------------------------------------------------
                  HOWARD P. SILVERMAN, CHIEF EXECUTIVE OFFICER
                               LASIK AMERICA, INC.
                          6646 INDIAN SCHOOL ROAD, N.E.
                          ALBUQUERQUE, NEW MEXICO 87110
                                  505-837-2020
           (Name, Address, And Telephone Number Of Agent For Service)
       ------------------------------------------------------------------
                                   COPIES TO:

    GREGORY BARTKO, ESQ.                        CHRISTOPHER DIETERICH, ESQ.
Law Office of Gregory Bartko             Law Offices of Dieterich & Associates
3475 Lenox Road, Suite 400               11300 W. Olympic Boulevard, Suite 800
  Atlanta, Georgia 30326                     Los Angeles, California 90064
(404) 238-0550 (telephone)                    (310) 312-6888 (telephone)
(404) 238-0551 (facsimile)                    (310) 312-6680 (facsimile)



                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /__________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: / /__________________
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
                                                                 PROPOSED
                                               PROPOSED MAXIMUM  MAXIMUM
TITLE OF EACH CLASS OF          AMOUNT TO      OFFERING PRICE    OFFERING

SECURITIES TO BE REGISTERED    BE REGISTERED(4) PER SHARE(1)     PRICE(1)   FEE
------------------------------ -------------  -------------- ------------- -----
Units, comprised of one
 share of common stock, par
 value $.001 per share and
 one redeemable common
 stock purchase warrant,
 each warrant to purchase
 one share of common stock
 (2)(3)......................     550,000     $6.10         $3,335,000   $833.75

Common stock underlying
 redeemable warrants included
 in the units (3)............     550,000     $7.20         $3,960,000   $990.00

Representative's warrants (5).     42,500     $.001         $      ---   $ 42.50

Common stock issuable to the
representative as part  of the
 representative's units...      42,500     $9.90         $  420,750   $105.19

Redeemable warrants to the
 representative as part  of the
 representative's units...      42,500     $.165         $    7,013   $  1.75

Common stock underlying the

 redeemable
 warrants included in the

 representative's units(2)      42,500     $9.90         $  420,750   $105.19

                                                         ---------- ---------
 Total..................         ---       ---           $8,163,513 $2,078.38
                                                         ========== =========

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(2) Includes 125,000 shares of common stock beneficially owned by Howard P. Silverman, selling shareholder, that are registered for resale in this registration statement.

(3) Includes 125,000 redeemable common stock purchase warrants beneficially owned by Howard P. Silverman, selling shareholder, that are registered for resale in this registration statement.

(4) Pursuant to Rule 416, we are registering additional securities as may become issuable pursuant to the anti-dilution provisions of the redeemable warrants, the representative's warrants and the redeemable warrants underlying the representative's warrants.

(5) A maximum of 42,500 units are issuable to the representative pursuant to the underwriting agreement, based upon our agreement to issue 10% of the number of units sold by us and placed by the representative in this offering.

                 SUBJECT TO COMPLETION, DATED NOVEMBER ___, 2001

                               LASIK AMERICA, INC.

                                  550,000 UNITS

           This is an initial public offering by us of 425,000 units of LASIK America, Inc., each unit consists of one share of common stock and one redeemable common stock purchase warrant, each warrant exercisable to purchase one share of common stock. This prospectus also includes the offer and resale of

           125,000 units on behalf of a selling shareholder identified in this prospectus, as well as the offer and resale of the common stock, the common stock purchase warrants and the common stock underlying the exercise of the common stock purchase warrants, being offered by the selling shareholder.

           Proceeds from the units sold on behalf of the selling shareholder will not be received by us, rather all proceeds from those units will be received by the selling shareholder, who is our chief executive officer.

           Before this offering, there has been no public market for any of our securities. We anticipate that the initial public offering price will be $6.10 per unit, which consists of $6.00 per share of common stock and $.10 per warrant. The common stock and the warrants will trade as separate securities immediately upon the completion of this offering.

           Please see the risk factors beginning on page 5 to read about factors you should consider before buying any of our securities.

           Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                        Per Unit       Total
                                                        --------     --------
            o  Price to the public.....................  $6.10      $2,592,500
            o  Underwriting discounts and commissions..  $0.79      $  335,750
            o  Proceeds, before expenses,                            $0.00 to
                  to LASIK America.....................  $5.31      $2,256,750
            o  Proceeds, before expenses, to the                     $0.00 to
                  selling shareholder................... $5.31      $  663,750

           Delivery of the securities offered by this prospectus will be made from time to time commencing on the date of this prospectus until the offering terminates. The underwriters are offering the units on a best efforts basis, and there is no minimum number of units that must be sold as a condition of the offering. The underwriters may offer the units for sale to the public commencing at the date of this prospectus and continuing to December 31, 2001. The offering may be extended for an additional 60 days at the sole discretion of the underwriters. All funds received from subscribers of the units will be deposited into an escrow account with Wells Fargo Bank, N.A., Los Angeles, California.

                          WEST AMERICA SECURITIES CORP.
                        Prospectus dated November , 2001

                                Table of contents
                                                                       Page No.
                                                                       --------

         Prospectus summary..........................................      3
         Risk factors................................................      6
         Cautionary note regarding forward-looking statements........     12
         Use of proceeds.............................................     13
         Dividend policy.............................................     14
         Capitalization..............................................     14
         Dilution....................................................     15
         Selected financial data.....................................     16
         Management's discussion and analysis of financial condition
           and results of operations.................................     18
         Business....................................................     22
         Management..................................................     34
         Certain transactions........................................     39
         Principal stockholders and the selling shareholder..........     39
         Description of securities...................................     41
         Shares eligible for future sale.............................     44
         Underwriting................................................     45
         Plan of distribution for selling shareholder................     50
         Legal matters...............................................     52
         Experts.....................................................     52
         Index to financial statements...............................    F-1

                               Prospectus summary

    This summary highlights information contained elsewhere in this prospectus. Investors should read the entire prospectus carefully, including the financial statements which are a part of this prospectus.

Our business

    LASIK America, Inc. provides laser vision correction procedures to individuals at our center in Albuquerque, New Mexico. Our ophthalmologist and those with which we are affiliated, provide these services using state-of-the-art excimer laser technology.

Corporate background

    On March 21, 2001, we formed our company as a Nevada corporation. Our executive office is located at 6646 Indian School Road, N.E., Albuquerque, New

    Mexico and our telephone number is (505) 837-2020. Since our inception to July 31, 2001, we have incurred a net loss of $(12,508,837). Accordingly, our auditors have indicated in their opinion that there is substantial doubt about our ability to continue as a going concern should we not be able to raise capital through the offer and sale of the units pursuant to this prospectus.

                                  The offering

    The offering does not include any minimum number of units that must be sold for net proceeds to be received by us from the sale of the units. All funds received from subscribers for the units will be deposited into a non-interest bearing escrow account from which net proceeds from the sale of units will be delivered to us once we accept a subscription for the units. Funds from subscriptions not accepted will be returned to the subscriber without interest or other deductions. Accordingly, purchasers of units may hold units sold in the offering without any liquid market for their common stock and warrants and even though we may not receive sufficient net proceeds from this offering to execute our business plan and expand our operations.

                              Terms of the offering

Securities that we are offering..............  425,000 units, each unit consisting of one share of
                                               common stock and one common stock
                                               purchase warrant, each warrant
                                               exercisable to purchase one share
                                               of common stock at an exercise
                                               price of $7.20 per share;

Securities offered on behalf of
  the selling shareholder....................  125,000 units offered for resale;

Common stock outstanding before this
  offering...................................  2,082,043 shares;

Common stock to be outstanding after
  this offering..............................  2,507,043 shares;

Redeemable common stock purchase warrants
  outstanding before this offering...........  125,000 warrants;

Redeemable common stock purchase warrants
  to be outstanding after this offering......  550,000 redeemable common stock purchase warrants included as a
                                               part of the units offered by this
                                               prospectus;

Use of proceeds..............................  Laser and refractive equipment;
                                               office build-out expenditures;
                                               expenses associated with one new
                                               center; advertising; accounts
                                               payable; working capital and
                                               general corporate purposes, which
                                               includes offering expenses,
                                               salaries, cost of additional
                                               personnel, support and management
                                               systems, capital costs for
                                               computers and related equipment.

 Proposed Over-the-Counter
   Electronic Bulletin Board symbols
      Common stock ........................... "LASK"
      Redeemable warrants..................... "LASK W"

    Unless stated otherwise, all information in this prospectus assumes:

       o  an initial public offering price of $6.10 per unit; and

       o the exercise of 42,500 representative's warrants and the issuance of the securities underlying the warrants.

                             Summary financial data

    The following table summarizes the financial data of our business. This information is qualified by reference to, and should be read together with, the historical financial data for the period March 21, 2001 (inception) through July 31, 2001 and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The historical financial data as of July 31, 2001 is derived from and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.

                           March 21, 2001 (inception)
                              through July 31, 2001
                           ---------------------------

Statement of operations data:

Revenues...................................  $  184,040
Cost of revenues(exclusive of
   depreciation included in operating
   costs and expenses below)...............      79,353

Operating costs and expenses (including
   non-cash compensation of $12,351,387)...  12,609,640

                                           ------------
Loss from operations....................... (12,504,953)
Interest expense...........................      (3,884)
                                           ------------
Net loss.................................. $(12,508,837)
                                           ============
Basic and diluted net loss per share.......      $(6.01)
                                           ============
Shares used in computing basic and diluted
  net loss per share.......................   2,082,043
                                           ============


   The following table includes a summary of our balance sheet at July 31, 2001:


Balance sheet data:


                                         July 31, 2001
                                            actual
                                           -----------

Cash and cash equivalents................  $      19
Total working capital (deficit)..........   (178,032)
Total assets.............................    229,712
Current portion of long

  term liabilities.......................    110,263
Long term debt...........................    105,820
Total liabilities........................    293,791
Total shareholders' (deficit)............    (64,079)

                                  Risk factors

         The purchase of our securities involves a high degree of risk. Accordingly, each prospective purchaser, before placing an order for any units, should carefully read this prospectus in its entirety and should consider the following risks and speculative features inherent in and affecting this offering and our business, as well as general investment risks. An investment in our securities should be made only by persons who can afford an investment involving such risks and is suitable only for persons able to sustain the loss of their entire investment.

         We began providing our services in May 2001 and have a very brief and limited operating history upon which you may evaluate our business and prospects. Since we started providing our services in May 2001, we have a limited operating history. As a result, we have a limited basis upon which you may evaluate our business and prospects. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties experienced by us in establishing our business and operations, such as financing our start-up costs, forming alliances with ophthalmologists and optometrists and establishing our patient flow.

         We have incurred net losses since commencing our business and expect losses from operations in the future. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. For the period from the commencement of our operations (March 21, 2001) until July 31, 2001, our net loss was $12,508,837 and our accumulated deficit at that same date was $12,508,837. We expect to continue to incur operating and capital expenditures and, as a result, we expect net losses in the future. We will need to generate significant revenues to achieve and maintain profitability, and if we do not, we anticipate that we will require approximately $____________ in additional capital in order to effectuate our business plan, expand by establishing one additional laser vision center and meet our operational expenses. Without additional capital, our plan to establish one additional laser vision center will be deferred.

         Our auditors have issued their audit report with an emphasis of matter in their opinion that indicates that our financial statements have been prepared with the assumption that we will continue as a going concern. Our auditors have issued a report that accompanies our financial statements for the period ended July 31, 2001. A paragraph in their report discloses that our financial statements have been prepared assuming we would continue in business as a going concern, and that due to our limited capital resources and a large working capital deficit, our auditors have raised a substantial doubt about our ability to continue as a going concern.

         Since there is no minimum number of units that must be sold in this offering, purchasers of the units may be investing in a company that will not receive adequate investment capital in this offering. There is no minimum number of units that must be sold in this offering before we receive net proceeds from the sale of any units. As a result, purchasers of the units may own our common stock and warrants even though we may not receive sufficient investment capital from this offering to continue our operations. We also may not be able to raise other investment capital in the future in order to continue our business and operations.

         If we do not sell a sufficient number of units in this public offering, alternate funding will be needed and we will have to modify our business operations accordingly. Without the receipt of the net proceeds from the sale of the maximum number of units we are offering, we will not be able to continue operations and implement of business plan as anticipated. If appropriate financing is not obtained by us through our public offering, we intend to modify our operations accordingly. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, our stockholders may experience dilution.

         If adequate capital was otherwise not available to us on acceptable terms, we will be unable to fund our expansion, develop or enhance our services or respond to competitive pressures. Other than through the offer and sale of the units in our public offering, we currently do not have a credit facility or any other commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required if we do not sell sufficient units in this public offering. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our services or respond to competitive pressures.

         Our management will have broad discretion to allocate the offering proceeds and you will likely have no voice as to how our management will use these net proceeds. Since no minimum number of units must be purchased as a condition of this public offering, we can make no prediction on the amount of net proceeds, if any, that will be available at the conclusion of the offering. Our management will have broad discretion to allocate the proceeds of this offering, including proceeds currently specifically allocated as described in this prospectus, and any other cash resources to such uses as they determine to be in our best interests. The amounts actually allocated to each expense category and the source of the cash so allocated, may vary significantly, depending on a number of factors, including how many units are purchased in this public offering, the amount of future revenue growth, the amount of cash generated or used by our operations and the success of our marketing efforts for our laser vision correction procedures.

         A significant amount of the net proceeds of this offering may be used to benefit our management and other insiders. We intend to allocate the net proceeds from this offering for working capital and general corporate purposes and for the payment of outstanding accounts payable. Substantial amounts of our working capital will be applied towards the payment of salaries and related costs of our management personnel. Accordingly, substantial amounts of the net proceeds we receive from this offering may ultimately be used to benefit our officers, consultants or other insiders.

         Since the laser refractive surgery market is relatively new, we do not know if our services will generate wide spread market acceptance. The commercial market for laser refractive surgery in the United States is relatively new and we do not know if these procedures will generate widespread market acceptance. Several factors may contribute to refractive surgery not achieving broad market acceptance, which include:

       o  cost of the procedure;

       o effectiveness of conventional eye correction technologies including eye glasses and contact lenses;

       o  general resistance to surgery;

       o  availability of other surgical techniques;

       o  the short history of laser refractive surgery in the United States;

       o  side effects; and

       o any resistance by third-party payers to reimburse clients for elective laser vision correction.

         Potential side effects and negative long-term results of laser refractive surgery could damage the demand for our services. There are concerns about the safety and efficacy of the performance of laser refractive surgery. These concerns include:

       o  the predictability and stability of results;

       o  complications and side effects including:

       o  post-operative pain;

       o  corneal haze during healing;

       o  glare/halos;

       o  decrease in contrast sensitivity;

       o temporary increases in intraocular pressure in reaction to post-procedure medication;

       o modest fluctuations in astigmatism and modest decreases in best corrected vision;

       o  loss of fixation during the procedure;

       o unintended over-or under-corrections; instability, reversion or regression of effect; and

       o  corneal scars, corneal ulcers, and corneal healing disorders.

         The occurrence of any of these or any other complications may damage the demand for the services we offer.

         The technologies we use in our laser vision correction procedures are subject to rapid technological change and could cause us to make significant capital investment in new equipment. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for the treatment of refractive vision disorders, could be developed with better performance than the excimer lasers that we currently use. The availability of new and better ophthalmic laser technologies or other surgical or non-surgical methods for correcting refractive vision disorders could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.

         We may not compete effectively with other eye care services companies that have more resources and experience than we do. Many of our competitors have substantially greater financial, technical, managerial, marketing, and other resources than we do may compete more effectively than we can. We compete with Laser Vision Centers, Inc., LCA Vision, Aris Vision, NovaMed Eyecare Management, LLC, TLC The Laser Center, Inc., Clear Vision Laser Centers, Inc., and other entities, including other refractive laser center companies, hospitals, individual ophthalmologists and optometrists, other surgery and laser centers, eye care clinics and providers of retail optical products in offering our services and products. Our surgical procedures compete with other surgical and non-surgical treatments for refractive disorders, including eyeglasses, contact lenses, other types of refractive surgery, such as radial keratotomy, and technologies currently under development. If our competitors offer laser vision correction or other refractive surgery services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations.

         The demand for our laser refractive surgery procedures may be adversely affected by health care reform initiatives. The continuing effort of government regulators of health care services to contain or reduce the costs of health care may reduce our revenues and profitability by increasing our regulatory burden or increasing our administrative costs associated with delivering services to our customers. We cannot predict the effect that health care reforms may have on our business, and it is possible that any reforms will hurt our business.

         Significant decreases in excimer laser prices could harm our business by making it more attractive for eye surgeons to buy their own lasers and force us to lower our prices. significant reduction in the price of excimer lasers could reduce the demand for our services by making it economically more attractive for eye surgeons to buy excimer lasers for themselves instead of utilizing our centers. Also, excimer laser price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with other laser providers.

         We are dependent upon a limited number of suppliers for our laser surgery equipment and we don't have a contingency plan for alternative suppliers, so if any of these suppliers were unable or unwilling to meet our needs, we may not be able to equip our center with the appropriate technology. We are dependent on a small number of manufacturers for our supply of ophthalmic lasers. To our knowledge, five companies, Bausch & Lomb, Nidek, Summit Technologies, Inc., Autonomous Technologies Corporation and VISX, Inc. have been approved by the United States Food and Drug Administration for commercial sale of excimer lasers in the U. S. If any of these manufactures were for any reason to discontinue commercial sale of ophthalmic lasers, or be unwilling or unable to meet our needs, we may not be able to equip our centers with the appropriate technology.

         We may be forced to alter the way we market our services and the manner in which we enter into relationships with our equipment providers, service providers, ophthalmologists, optometrists, and other health care providers as a result of government regulations. We are subject to extensive federal, state, local and foreign laws, rules and regulations, including:

       o restrictions on the approval, distribution, and use of medical devices;

       o  anti-kickback statutes;

       o  fee-splitting laws;

       o  corporate practice of medicine and optometric restrictions;

       o  self-referral laws;

       o  anti-fraud provisions;

       o  facility license requirements and certificates of need;

       o  conflict of interest regulations; and

       o  sales and use taxes

         Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately interpret applicable law, and some of our activities could be challenged.

         Failure to comply with applicable FDA requirements could subject us, and the ophthalmologist who uses our center to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on our use of excimer lasers. See "Business--Government regulation."

         Our management will control approximately 44.5% of our common stock after this offering and their interests may be different from and conflict with yours and as a result, you may have no effective voice in our management, including the election of directors and the approval of significant corporate transactions. Following this offering, our executive officers and directors will beneficially own or control a total of approximately 44.5% of our outstanding common stock, assuming no exercise of the redeemable common stock purchase warrants. Accordingly, if our management acts together, they have the power to control the election of all of our directors and the approval of significant corporate transactions for which the approval of our stockholders is required. If you purchase our securities, you may have no effective voice in our management.

         Substantial dilution of ownership to shareholders will occur as a result of the sale of the units in this public offering, and such dilution may negatively impact the market price of our securities if and when such a market develops. We are offering for sale approximately 20.4% of the number of shares of common stock we have outstanding before the offering, and 40.8% of the number of shares of common stock outstanding before the offering if all of the common stock purchase warrants that are a part of the units, were to be exercised. Accordingly, there will be substantial ownership dilution to our shareholders as a result of the sale of the units, and such dilution may negatively affect the market price of our securities if they are approved for price quotations on the over-the-counter electronic bulletin board maintained by the NASD.

         Providing laser surgery procedures and related eye care services on our clients could subject us to malpractice, product liability, and other claims which could exceed our insurance coverage or force us to obtain casualty insurance which may not be available at commercially reasonable rates. Providing our services to our clients subjects us to the potential that significant physical injury will occur to clients at our centers and the resulting risk of malpractice, product liability and other claims. Our insurance may not be adequate to satisfy claims or protect us or our affiliated providers against these claims. Furthermore, our insurance coverage may not continue to be available at acceptable costs and terms.

         We are not licensed to practice medicine or optometry, so in order for us to deliver our eye care services, we are dependent, in part, upon our relationships with our member-physicians and optometrists and our ability to enter into affiliations with licensed medical and optometric professionals. Since we do not practice medicine or optometry, our activities are limited to establishing centers at which ophthalmologists and other eye care professionals that we employ, and others with whom we've established affiliations, render eye care services. Accordingly, our success depends upon our ability to attract talented physicians that we desire to employ and our ability to develop relationships with affiliated physicians and to enter into agreements with health care providers, including institutions, independent physicians and optometrists, to render surgical and other professional services at centers owned or managed by us. There can be no assurance that we will be able to enter into these agreements with health care providers on satisfactory terms, if at all. Our inability to enter into these affiliations would likely limit our revenues, our services, and our ability to expand our operations.

         We finance the purchases of our laser surgery equipment which increases our leverage and finance costs and if we do not satisfy our debt payments when due, we may be forced to forfeit our equipment. We finance the purchases of our excimer laser equipment. The use of leverage to finance our equipment increases our risk of loss as opposed to if we borrowed a smaller portion or none of the purchase price of this equipment. Our risk is increased because we must satisfy these obligations on specific dates, regardless of our revenues. If we do not meet our debt service payments when due, we may be forced to forfeit the equipment securing the debt.

         We need the continued availability of the expertise and strategic planning of our chief executive officer, Howard P. Silverman and other key personnel experienced in the laser refractive surgery industry. We believe that the efforts and industry knowledge of our senior management, key employees and contractors, particularly that of our chief executive officer, Howard P. Silverman, in the laser refractive surgery industry, are essential to our operations and growth. Dr. Silverman is responsible for our strategic planning, and the loss of his services would have an adverse affect on our long-term operations. We have not, at this date, entered into any employment agreement with Dr. Silverman, nor have we obtained key man life insurance on Dr. Silverman's life. If we do not succeed in retaining or motivating our current personnel or in hiring additional qualified employees, our business will be materially adversely affected. In addition, competition for personnel in our industry, including the doctors who perform our services, is intense and there can be no assurance that we will be able to attract and retain the necessary personnel.

         Although we intend to seek approval for price quotation of the common stock and common stock purchase warrants on the over-the-counter electronic bulletin board maintained by the NASD, securities quoted over-the-counter are often thinly traded, highly volatile in price and not regularly followed by securities analysts. Even if our securities are approved for price quotations on the over-the-counter electronic bulletin board maintained by the NASD, such approval does not mean that our securities will be actively followed or traded, or that an adequate market for our securities will develop or if developed, be maintained, as such securities are usually thinly traded and subject to price volatility.

         Our inability to list our securities on a national securities exchange may impair our ability to develop a public market for our securities. We have not made an application to list the units, our common stock, or the redeemable common stock purchase warrants on any national securities exchange. Our inability to list our securities on a national securities exchange may impair our ability to develop a liquid and orderly market in our securities after this offering is completed. Further, the prices and volume of trading in our securities may be adversely affected since our securities will not be listed on a national securities exchange.

         Our underwriter lacks experience as an underwriter of securities in public offerings, and this lack of experience may impair our ability to develop a public market for our common stock. The representative of the underwriters has not conducted, managed or co-managed public underwritings of securities except only in a limited number of situations involving the public offering of securities. This lack of experience may impair our ability to develop or maintain a public market for our securities.

         The representative of our underwriters may not be able to act as a market maker in our securities at the conclusion of this public offering, and we are not certain whether any of the underwriters will make a market in our securities. We don't know if our underwriters or the representative of the underwriters will be able to act as a market maker or that any broker-dealer will become a market maker in our securities. If there are no market makers for our securities, or if only a few market makers choose to act as such for our securities, then the market price of our common stock and the redeemable common stock purchase warrants could be adversely affected.

              Cautionary note regarding forward looking statements

         This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 Use of proceeds

         We estimate that we will receive net proceeds of approximately $2,256,750 from our sale of the 425,000 units offered by this prospectus, assuming an initial public offering price of $6.10 per unit. These amounts are after deducting estimated underwriting discounts and commissions, and after fees and expenses of approximately $335,750, payable by us. None of the proceeds of sale of the 125,000 units offered by the selling shareholder will be received by
 us. However, since there is no minimum number of units that must be sold in this offering, we can give no assurance that any of the units will be sold or that we will receive the proceeds from the sale of the maximum number of units offered. The following table reflects the use of the net proceeds from the sale of the units offered assuming we sell 100%, 75%, 50% and 25% of the units offered. Using these four assumptions we intend to use the net proceeds from the units offered, as follows:

                            Net Proceeds of Offering
              25% of Units 50% of Units 75% of Units 100% of Units

Accounts payable and offering expenses......               $  250,000
Working capital and general corporate
  purposes which includes salaries, cost
  of additional personnel, support and
  management systems, capital costs for
  computers and related equipment...........                  596,750
Laser and refractive equipment .............                  600,000
Advertising.................................                   75,000
Office build-out expenditures...............                   85,000
Expenses of opening new center..............                  650,000
                                                          -----------
    Total...................................               $2,256,750
                                                          ===========

         If we do not receive all of the net proceeds described above, we will prioritize and allocate net proceeds received, first to accounts payable and offering expenses, working capital and general corporate purposes, to laser and refractive equipment, advertising and lastly to office build-out expenditures and the expenses of opening a planned new laser vision correction center. We anticipate that, through this offering or otherwise, we will require a minimum of $610,000 in available financing over the next 12 months in order to maintain our business and current operations during that time.

         Proceeds allocated to advertising will include the costs of newspaper, radio, television, and other media spots designed to increase public awareness of our laser vision correction surgery procedures and the benefits of the procedures for our customers.

         Expenses of opening one additional new center in a location to be determined, office build-out expenditures and laser and refractive equipment relate to build out expenses in our Albuquerque center, consisting primarily of construction costs for up-fitting additional office and patient facilities, and possibly the cost of mobile excimer laser equipment.

         A small portion of our net proceeds will be utilized for expansion of internal corporate operations, which include expanding our computer network, equipment for our corporate office facilities, software, and our Web site development costs.

         The remaining net proceeds, or approximately 26.4% of the net proceeds, will be utilized as working capital for general corporate purposes. These purposes include salaries, additional personnel, expansion costs of our operations, support and management systems, as well as capital expenses for computers and related equipment.

         The proposed allocation of the net proceeds represents our management's best estimate of the allocation of the net proceeds of the offering, based upon the current status of our operations, our current plans and current economic conditions. Our management may re-allocate the net proceeds among the categories listed above. We also may, when the opportunity arises, acquire or invest in complementary businesses, products or technologies. However, we have no present understandings, commitments or agreements with respect to any acquisition or investment.

         Pending application of the net proceeds in the manner described above, we intend to invest the net proceeds in short-term, interest bearing investment grade securities.

                                 Dividend policy

         We have never declared or paid any cash or stock dividends on our capital stock. We intend to reinvest earnings, if any, to fund the development and expansion of our business and, as a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                 Capitalization

    The following table sets forth our actual capitalization as of July 31, 2001:

    The following table should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.

                                          July 31, 2001
                                       ------------------
                                              Actual
                                           -----------
Current portion of long term liabilities.  $   110,263
                                           ===========
Long term debt...........................  $   105,820
                                           ===========
Stockholders' (deficit):
  Preferred stock, $.001 par value;
   100,000 authorized, no shares issued..  $         0
                                           -----------

  Common stock, $.001 par value;
   25,000,000 shares authorized;
   2,082,043 to be issued, ..............        2,082
  Additional paid in capital.............   12,510,176
  Deferred compensation..................      (67,500)
  Accumulated deficit....................  (12,508,837)
                                           -----------
    Total stockholders' (deficit)........      (64,079)
                                           -----------
    Total capitalization.................  $   152,004
                                           ===========

         The preceding table does not include the exercise of:

       o the redeemable common stock purchase warrants; and

       o 42,500 representative's warrants.

                                    Dilution

         As of July 31, 2001, our net tangible book value, or deficit, was $(64,079), or $(0.03) per share of common stock. Net tangible book value, or deficit, per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock outstanding.

         There is no minimum number of units that must be sold in this offering. The following information has been prepared assuming that we realize the estimated proceeds from the sale of the maximum number of units being offered by us. We can give no assurance that any of the units will be sold or that we will receive the proceeds from the sale of the maximum number of units offered.

         After giving effect to the sale of the 425,000 units offered by this prospectus and after deducting the underwriting discounts and estimated offering expenses, net tangible book value at July 31, 2001, would have been $2,192,671, or approximately $0.87 per share of our common stock. This represents an immediate increase in net tangible book value of $0.90 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $(5.13) per share of common stock, or approximately 85.4%, to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price....................... $ 6.00

Net tangible book value(deficit) prior to the
  offering..................................................  (0.03)

Increase in net tangible book value per share attributable
  to this offering..........................................   0.90

As adjusted, net tangible book value per share
  after the offering........................................   0.87

Dilution of net tangible book value per share to new
investors................................................... $(5.13)
                                                             ======

         The following table summarizes, as of July 31, 2001, on an as adjusted basis, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and investors in this offering, and after giving effect to the sale of the 425,000 units offered by this prospectus, assuming an initial offering price of $6.10 per unit. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts, offering expenses payable by us, and does not include the purchase of or any exercise of the redeemable common stock purchase warrants offered by this prospectus.

                         Shares purchased      Total consideration      Average
                       --------------------   ---------------------    price per
                        Number     Percent      Amount     Percent       share
                       ---------   --------   ----------   --------   ----------
Existing
  stockholders.......  2,082,043      83%   $   73,371      2.80%       $0.04
New investors........    425,000      17%    2,550,000     97.20%       $6.00
                       ---------     ----   ----------    -------
    Total............  2,507,043     100%   $2,623,371       100%
                       =========     ====   ==========    =======

                             Selected financial data

         The following selected financial data should be read in conjunction with our audited financial statements for the period March 21, 2001 (inception) through July 31, 2001 included elsewhere in the prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations. The historical selected financial data as of July 31, 2001 and for the period March 21, 2001 (inception) through July 31, 2001 are derived from and should be read in conjunction with our audited financial statements included elsewhere in the prospectus. The results of operations for the period March 21, 2001 (inception) through July 31, 2001 are not necessarily indicative of results to be expected for the current fiscal year.

                                           March 21, 2001 (inception)
                                             through July 31, 2001
                                           --------------------------
Statement of operations data:
Revenues...................................$    184,040

Operating costs and expenses:
  Cost of revenues (exclusive of
    depreciation shown separately below)...      79,353

  General and administrative (including non-
    cash compensation of $12,351,387)......  12,594,756

  Depreciation.............................      14,884
                                             ----------
    Total operating costs and expenses.....  12,609,640
                                             ----------
Loss from operations....................... (12,504,953)
Interest expense...........................      (3,884)
                                             ----------
Net loss...................................$(12,508,837)
                                             ==========
Basic and diluted net loss per share.......      $(6.01)
                                             ==========
Shares used in computing basic and diluted
  net loss per share.......................   2,082,043
                                             ==========

   The following table includes a summary of our balance sheet at July 31, 2001:

Balance sheet data:
                                          July 31, 2001
                                           -----------
                                              Actual
                                           -----------
Cash and cash equivalents................  $      19
Total working capital (deficit)..........   (178,032)
Total assets.............................    229,712
Current portion of long
  term liabilities.......................    110,263
Long term debt...........................    105,820
Total liabilities........................    293,791
Total shareholders' (deficit)............    (64,079)

         Management's discussion and analysis of financial condition and
                              Results of operations

         The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with our financial statements and accompanying notes and the other financial information included elsewhere in this prospectus.

Overview

         We are a medical services company that focuses on delivering laser vision correction surgical procedures to consumers. Our affiliated and employed doctors provide medical care to our clients and we provide the necessary equipment, technical staff, administrative services and the excimer laser, needed for the delivery of laser eye surgery to our clients. We do not practice medicine, rather our affiliated and employed doctors deliver medical care and treatment to eye surgery patients.

         We were incorporated on March 21, 2001 as LASIK America, Inc. In October 1995 and in March 1996, the United States Food and Drug Administration approved the use of excimer lasers manufactured by Summit Technology, Inc. and VISX, Inc., to treat low to moderate nearsightedness. In May 2001, we opened our first excimer laser center in Albuquerque, New Mexico. Our plan of expansion includes opening at least one additional laser vision center in Las Vegas, Nevada.

         Our doctors perform laser vision correction surgery procedures in our New Mexico center office. We provide our ophthalmologist and optometrist with state-of-the-art equipment and facilities as well as support services necessary to perform vision correction procedures. At present we have one affiliated ophthalmologist, one employed ophthalmologist and one employed optometrist in our center. Our affiliated doctor uses our center to perform laser vision correction surgery on his own patients. In that case, our affiliated doctor relies on us only to provide our state-of-the art laser vision surgery center, equipment and facilities for surgical procedures performed on his own patients. In contrast, our employed doctor performs surgery on clients of our center, which includes delivery of pre and post-operative care. We generate our revenue on the number of surgical procedures we conduct in our center. Currently we receive $440.00 per eye on procedures performed by our affiliated doctor, which is paid to us by our affiliated doctor, and $995.00 per eye on procedures performed by our employed doctor.

         Although we have no written agreements with our affiliated or employed doctors, we have agreed to compensate our employed ophthalmologist at the rate of $200,000 per year and our employed optometrist at the rate of $105,000 per year.

         To date, the supply of our excimer laser and related equipment has come through agreements that we have entered into with DVI Financial, Inc., Bausch & Lomb, Inc., and a patent licenses with VISX, Incorporated. In the event that we would not be able to obtain additional excimer lasers and related equipment from these providers, we believe that other satisfactory sources of supply are available now that the FDA has approved additional manufacturers of excimer lasers.

Our plan of operation

         We believe that our New Mexico center now in operation can sustain its current operations on current revenue and what we believe will be increased usage of our center by new clients generated from our advertising and marketing efforts, as well as general client awareness of the laser vision correction procedure. At current levels, we are generating a net loss from operations, but we anticipate beginning to generate a net profit at the end of our first full year of operations. With current revenues, we have experienced a continuing increase in the number of surgical procedures performed in our center primarily, by dedicating three of our employees to new client development and advertising locally through the placement of kiosks in local shopping malls where high pedestrian traffic exists.

         Our plan of expansion includes opening a second laser vision correction center in Las Vegas, Nevada. We will require the proceeds from this offering in order to purchase the needed excimer laser, related medical equipment and working capital necessary for the build out and corporate expenses associated with opening a second center. If we open a second center, we expect that we will need to hire staff and technical expertise to operate any new center, and that the additional cost to us in doing so will come primarily from the proceeds of this offering. If we do not sell a sufficient number of units in this offering, our plan is to maintain the current operational level in our New Mexico center and to develop marketing and sales efforts designed to increase our patient flow. Our New Mexico center has the capacity to perform approximately 100 eye surgery procedures each week and at present, we are performing approximately 20 eye surgeries each week.

         We currently generate on average approximately $73,000 per month in gross revenue and believe that we will require approximately $1,200,000 in gross revenue during the next 12 months to maintain our existing operations. We believe that our cash requirements during the next 12 months will be satisfied through an increase in the number of clients and eye surgery procedures, expected from our advertising and marketing efforts.

         The following table sets forth, for the period March 21, 2001 (inception) through July 31, 2001, operating information expressed as a percentage of revenue. The results of operations data for the period March 21, 2001 (inception) through July 31, 2001 is not necessarily indicative of the results to be expected for future periods.

                                        March 21, 2001 (inception)
                                          through July 31, 2001
                                              -------------
Net revenues...........................          100.0%
Cost of revenues (exclusive of
   depreciation shown separately below.           43.1%
General and administrative expense.....        6,843.5%
Depreciation expense...................            8.1%
Total operating expenses...............        6,851.6%
Loss from Operations...................        6,794.7%
Interest Expense.......................            2.1%
Net (loss).............................       (6,796.8)%

Results of operations

Revenues

         We derive our revenues directly from the number of laser vision surgical procedures performed at our center. Procedures performed by our affiliated doctor generate revenue to us from the physician, who collects a fee from the patient. Procedures performed by our employed doctor generate revenue directly to us from the patient. Revenues from inception at March 21, 2001 to July 31, 2001 totaled $184,040. Total revenue is predicated on the number of procedures of laser vision correction we performed during the period. Due to the fact that our operations in performing laser vision correction surgery did not begin until May 2001, the number of procedures performed during the period from inception to July 31, 2001, we believe to be below what we anticipate will be performed during subsequent periods.

Cost of revenues

         Cost of revenues, exclusive of depreciation, consists of doctor fees, royalty fees and medical supplies. The total cost of revenue from inception to July 31, 2001 was $79,353. As a percentage of revenue, cost of revenue, exclusive of depreciation, equaled 43.1% of total revenue during the period. Royalty fees are payable to the licensor of the excimer laser we use for surgical procedures and is currently $110.00 per eye.

General and administrative expenses

         General and administrative expenses consist primarily of compensation expense related to common stock to be issued, salaries, wages and related costs for general corporate functions. General and administrative expenses from inception to July 31, 2001 totaled $12,594,756. As a percentage of revenue, general and administrative expenses equaled 6,843% of total revenue. We believe that this current percentage is high during this period as a result of the non-cash compensation expense related to common stock to be issued and our accounting, legal and other fees for professional services incurred during our formation and start-up process. Compensation expense of $12,351,387 related to common stock to be issued is the result of applying the anticipated initial public offering price of $6.00 per share to the shares issued upon our formation and common stock sold in a small private placement since our inception on March 21, 2001.

Depreciation

         Depreciation expense amounted to $14,884 from the depreciation of capital items acquired for use in our operations.

Interest expense

         Interest expense of $3,884 results from our financing costs of some of our capital equipment.

Net loss

         Our net loss for the period March 21, 2001 (inception) through July 31,

2001 was $12,508,837. This net loss is almost exclusively due to the $12,351,387 recognized as compensation expense related to common stock for shares issued to employees and sold to individuals since our inception and prior to the anticipated sale of the units in this offering.

         We believe that after our first full year of operations, we will be performing a sufficient number of laser vision surgical procedures to generate a net profit. Accordingly, without the costs associated with our expansion plans, we do not anticipate generating a net loss from operations after our first full year.

Liquidity and capital resources

         Since our inception, we have financed our operations through revenues and capital raised through the sale of our common stock. As of July 31, 2001 we had a cash balance of $19. In order to effectuate our business plan as structured we will need to raise significant capital from external sources. In addition, we intend on raising capital internally through the increase in the number of procedures we perform. We currently do not have a credit facility or any commitments for additional financing. If we are unable to obtain adequate financing from internal or external sources we may be unable to fully implement our business plan and may be forced to modify our operations. Cash flows used in operating activities was $54,778 for the period March 21, 2001 (inception) through July 31, 2001. Net cash used in investing activities was $14,341 during the same period. Net cash flows provided by financing activities of $69,138 results from the sale of our common stock in conjunction with our formation.

Recently issued accounting standards

         We believe that recently issued financial standards will not have a significant impact on our results of operations, financial position, or cash flows.

                                    Business

Overview

         LASIK America, Inc. provides laser vision correction procedures to individuals, at our New Mexico Center Office in Albuquerque, New Mexico. Our ophthalmologist, and those with which we are affiliated, provide these services using state-of-the-art excimer laser technology. We opened our first LASIK America center in Albuquerque, New Mexico in May 2001.

Corporate background

         We were incorporated in Nevada on March 21, 2001 as LASIK America, Inc., and since that time have been providing laser vision correction services using the VISX, Incorporated excimer laser.

Our strategy

    We are a provider of laser vision correction procedures in New Mexico. In order to expand and grow our business, we hope to implement the following strategies:

       o Expand our geographic presence by opening additional centers, with the first expansion center targeted for Las Vegas, Nevada;

       o  Equip our centers with state-of-the-art medical technologies;

       o Recruit, employ and affiliate talented ophthalmologists and optometrists and to capitalize on these doctors' relationships within their local communities; and

       o Increase our marketing and sales efforts to further penetrate our target markets.

Our industry

         The laser vision correction industry has experienced dramatic growth during the past five years. Since 1995, approximately 2.25 million Americans have had refractive surgery, including more than 1.5 million who have had LASIK surgery. The American Society of Cataract and Refractive Surgery has forecasted that in 2001, approximately 1.8 million LASIK procedures, or 900,000 patients will have LASIK eye surgery. The growth trend in LASIK surgical procedures during the last five years has been dramatic, with approximately 170,000 procedures occurring in 1997, 440,000 in 1998, 870,000 in 1999 and 1,500,000
procedures in 2000. Total sales for the laser vision correction industry have been over $1.0 billion since approval of the excimer laser in the U.S. in October 1995.

         We believe that we can take advantage of this growing market through the opening of our New Mexico Center Office, and plan to selectively expand our ability to provide laser vision corrective surgery to new clients by expanding our services to other selected geographic markets. Currently, all of our revenues are generated in our New Mexico center by delivering laser vision correction surgical procedures to clients primarily in the Albuquerque metropolitan area. Our revenue is based upon the number of laser vision correction procedures done at our center and is dependent on whether the procedure is completed by one of our affiliated doctors or our employed doctor. We believe that as laser vision surgery becomes more accepted to the patient population and our advertising and marketing effort takes effect, more clients will have laser vision surgery at our center, and in turn, we expect our revenues to increase.

Common refractive vision disorders

         Refractive vision disorders typically result from improper curvature of the cornea relative to the size and shape of the eye. If the curvature of the cornea is not precisely correct, it cannot properly focus the light passing through it onto the retina. The result is a blurred image. The three most common refractive vision disorders are:

       o Myopia, also known as nearsightedness--images focus in front of the retina, resulting in a blurred perception of distant objects;

       o Hyperopia, also known as farsightedness--images focus behind the retina, resulting in a blurred perception of near objects;

       o Astigmatism--images do not focus on any point due to the varying curvature of the eye along different axes.

Corrective laser vision procedures

         Currently, eyeglasses and contact lenses are the most common and traditional means of correcting common vision disorders. Vision correction is achieved through the use of corrective lenses over the eye. Laser vision correction procedures are designed to reshape the outer layers of the eye to correct refractive vision disorders. Changing the curvature of the cornea with an excimer laser, eliminates or reduces the need for corrective lenses. We use the excimer laser in our centers which is approved to treat nearsightedness within parameters of the optical power of the human eye, and is approved to treat farsightedness and astigmatism within other parameters that measure the optical power of the eye.

         There are currently two outpatient procedures that we offer at our LASIK-America centers that use the excimer laser to correct common refractive vision disorders. One is laser in-situ keratomileusis, commonly known as LASIK and the other is photorefractive keratectomy, commonly known as PRK. Prior to either LASIK or PRK, an assessment is made of the correction required to program the excimer laser. Using a specially developed algorithm, the software of the excimer laser then calculates the optimal number of pulses needed to achieve the intended correction. The patient reclines in a chair, eyes focused on a fixed target, while the doctor positions the patient's cornea for the procedure. An eyelid holder is inserted to prevent blinking and topical anesthetic eye drops are applied.

         The excimer laser emits energy in a series of pulses, with each pulse lasting only several billionths of a second. High-energy ultraviolet light produced by the excimer laser creates a non-thermal process known as ablation, which removes tissue and reshapes the cornea without damaging adjacent tissue. The amount of tissue removed depends upon the amount of corneal reshaping required to correct the vision disorder.

         The typical procedure takes 15 to 30 minutes from set-up to completion, while the excimer laser is generally used for less than 40 seconds. The front surface of the eye is flattened when corrected for nearsightedness and steepened when corrected for farsightedness. In effect, the change made in the middle or periphery of the cornea is translated to the front surface of cornea and results in vision correction. Following the procedure, a series of patient follow-up visits are scheduled in our center, with an ophthalmologist or optometrist, to monitor the corneal healing process, to verify that there are no complications and to test the amount of correction achieved by the laser vision correction procedure.

         LASIK. LASIK was approved for commercial use in the U.S. in 1999. Currently, the majority of laser vision correction procedures are LASIK, since it is believed that LASIK generally allows for:

       o More precise correction than PRK for higher levels of nearsightedness and farsightedness, with or without astigmatism;

       o  Greater predictability of results;

       o  Shorter patient recovery times and less discomfort; and

       o Decreased possibility of corneal regression.

         In the LASIK procedure, a small flap of the cornea is raised by use of a microkeratome, a tiny surgical blade with rapid oscillations. The laser is then applied to the surface of the cornea under the flap and the flap is put back in place. Generally, no bandage contact lens is required and the patient experiences minimal discomfort. Generally, LASIK has the advantage of a quicker recovery as compared to PRK. With LASIK, our experience has been that most clients see well enough to drive a car the next day and heal completely within one to three months. LASIK generally allows a doctor to treat both eyes in one visit.

         PRK. In PRK procedures, the doctor removes the thin layer of cells covering the outer surface of the cornea, by applying the excimer laser pulses directly to the surface of the cornea. Following the PRK procedure, a contact lens bandage is placed on the eye to protect it. The patient typically experiences discomfort for up to 24 hours and blurred vision for up to 72 hours until the epithelium, the outer surface of the cornea, heals. To alleviate discomfort and promote corneal healing, a doctor will typically prescribe topical pharmaceuticals. Although a patient usually experiences improvement in clarity of vision within a few days following the procedure, it usually takes one to three months for the full benefit of the PRK procedure to be realized. Clients usually have one eye treated per visit.

Our laser vision correction center

         We operate one laser vision correction center in Albuquerque, New Mexico and operate it through affiliated and employed doctors. Our center is supported by our fully credentialed ophthalmologist and optometrist who perform pre-procedure evaluations, laser vision correction procedures, and post-procedure follow-ups. Depending on the success of this offering, we plan to expand our services by opening a second laser vision correction center in Las Vegas, Nevada.

         We strive to meet the needs of our clients as well as our ophthalmologist and optometrist. We recruit our doctors in several ways. Generally, we first identify and meet with doctors within the community to demonstrate our technical and marketing capabilities. We provide our ophthalmologist and optometrist with:

                  o STATE-OF-THE-ART EQUIPMENT AND FACILITIES. We provide our doctors with the facilities, equipment, support services and state-of-the-art laser technologies necessary to perform vision correction procedures. Our doctors focus on treating clients without the burden of meeting the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser vision correction center.

         Our center has a fully-equipped laser procedure room, three ophthalmic examination rooms. A post-operative room, a vision screening room, a sales and business office and a patient waiting area. We are equipped with a VISX Star laser. We also have corneal topography instruments, ophthalmic examination equipment, a computer system, and standard office equipment.

                   o A TRAINED TECHNICIAN AND SUPPORT STAFF. Staffing includes technicians who assist the doctors during the laser vision correction procedure. They also provide support services such as sterilization of surgical instruments. The excimer laser manufacturer and the microkeratome supplier, certify our technicians. The center also has a medical support director who supports our doctors, and assists in developing laser vision correction programs;

         We provide our clients with:

                   o ACCESS TO A HIGHLY CREDENTIALED OPHTHALMOLOGIST AND
                  OPTOMETRIST. Our ophthalmologist has completed extensive FDA-mandated training and has met our qualification criteria. Our center is designed to create a client friendly environment and reduce any anxiety associated with laser vision correction procedures. We believe our center has an aesthetically pleasing and comfortable waiting area and our center staff is focused on addressing the needs of each client;

                   o EDUCATIONAL CONSULTATIONS AND MATERIALS. The education
                  process begins with our initial contact with the patient. Potential clients receive a free consultation focused on educating the patient on vision correction procedures, how the procedure corrects a specific refractive vision disorder and the results the patient should expect after the procedure. Clients are given written materials and can view a video of the procedure or witness an actual procedure during their initial visit. We believe that an educated patient has realistic expectations and should be more satisfied with procedure results;

                   o REGULARLY SCHEDULED POST-PROCEDURE FOLLOW-UPS. We strive towards 100% patient satisfaction. We schedule post-procedure follow-ups with clients to monitor procedure results. In those instances when the desired correction is not achieved, the patient receives a follow up LASIK re-treatment procedure at no cost to the patient;

                   o AFFORDABLE FINANCING ALTERNATIVES. Laser vision correction procedures are elective and generally not reimbursable by third-party payers. We offer clients several financing alternatives and in some circumstances promotional discounts. We have multiple payment plans offered by an unaffiliated finance company. We also provide information regarding installment plans, insurance coverage and payment through employer-flexible benefit plans. In the majority of the procedures financed, we bear no credit risk.

Our intellectual property rights and licenses

         In order to provide laser vision corrective surgical procedures to our clients, we do so by acquiring an excimer laser and related medical equipment and establishing a facility for the delivery of the surgical procedures. By sales agreement entered into on May 3, 2001 between Dr. Silverman, our chief executive officer, and a third-party supplier, Dr. Silverman purchased medical equipment required to perform laser vision corrective surgery, for a total of $64,000. The purchase price of the equipment is payable under the terms of a promissory note executed by Dr. Silverman providing for 18 monthly payments of $3,423.26 commencing June 1, 2001. The repayment of this amount is collateralized by a first priority lien on the equipment in favor of the seller.

         Dr. Silverman also entered into a loan and security agreement with DVI Financial, Inc. for the purpose of assuming the balance due on the purchase of the excimer laser used in our facility, whereby Dr. Silverman agreed to pay a total of $185,596 in 30 monthly installments of $6,186.55 commencing June 2001 and continuing until the total principal and interest is paid. The repayment of this amount is collateralized by a first priority lien on the excimer laser in favor of DVI Financial, Inc.

         Our ability to use the excimer laser to perform laser vision correction procedures in our center is derived from a sales and license agreement that governs the intellectual property rights covering the excimer laser technology. Under that agreement, wee are able to purchase "key cards" from the manufacturer of the excimer laser for each surgical procedure using the laser and also to license from the manufacturer all necessary intellectual property rights associated with the laser and related equipment so long as we are in conformity with the terms of each license agreement and so long as we pay the royalty fee included as a part of each license agreement. The key cards and license fee we pay to the manufacturer for each surgical procedure is currently $110.00 per eye. The intellectual property rights we license from the manufacturer of the excimer laser is protected by one or more patents.

Our sales and marketing strategy

         We are developing and implementing direct marketing campaigns. We believe many of our competitors focus all of their resources on building affiliations with eye care providers, and rely on doctor relationships to produce their clients. Although our relationships with doctors is a key component of our overall strategy, we focus much of our resources directly on the consumer and attempt to create our own client relationships. Our "integrated marketing protocol," a consumer oriented marketing program for our services, was developed to focus our LASIK America staff on existing and prospective clients.

         Our laser vision correction surgical procedures currently cost approximately $1,990.00 for both eyes. LASIK America-employed doctors deliver our services and are paid a fixed salary with no additional fees. Our LASIK America-affiliated ophthalmologist pays us a facility fee for each eye he performs surgery on at our center, which fee is currently set at $440.00 per eye. They collect the entire fee from each client.

Competition

         The market for laser vision correction surgery is subject to intense competition. We compete with other entities, including refractive laser center companies, hospitals, individual doctors, other surgery and laser centers and manufacturers of laser equipment in offering such services and access to related equipment. In addition, the laser vision correction procedures provided at our centers compete with more traditional non-surgical treatments for refractive conditions including eyeglasses and contact lenses.

         Eye care professionals interested in deploying excimer laser technology have formed commercial enterprises in order to support the capital requirements for acquiring the lasers and other necessary equipment. The industry today remains highly fragmented, with most procedures performed by independent physician groups. There are also several national laser vision correction companies. In addition, there are several eye care companies that feature access to laser vision correction and other refractive surgery services as an increasingly important component of their ophthalmic practice development activities.

         Our laser vision correction centers compete on the basis of quality of patient care, reputation and price. Our principal corporate competitors in the market for laser vision correction and other refractive surgery include:

       o  TLC The Laser Center, Inc.;

       o  Laser Vision Centers, Inc.;

       o  ClearVision Laser Centers, Ltd.;

       o  LCA-Vision Inc.;

       o  NovaMed EyeCare, Inc.; and

       o ARIS Vision, Inc.

 The bases for competition in this market are:

       o  systems;

       o  pricing;

       o  strength of delivery network;

       o  strength of operational systems;

       o  the degree of cost efficiencies and surgeries;

       o  marketing strength;

       o  information technology systems;

       o  managed care expertise;

       o  patient access; and

       o  quality assessment programs.

         Many of our current and potential competitors have significantly greater financial and human resources than we currently have, and as a result, we may be at a competitive disadvantage to these current and potential competitors even though we believe that we can successfully compete on the basis of our marketing efforts, quality of patient care, our reputation and the price of our services. Suppliers of conventional vision correction, which includes eyeglasses and contact lenses, such as optometric chains, may also compete with us either by marketing alternatives to laser vision correction or other refractive surgery procedures or by purchasing excimer lasers and offering refractive surgery to their customers.

Government regulation

         As a participant in the health care industry, our operations and the operations of our affiliated ophthalmologist and optometrist are subject to extensive and increasing regulation by governmental entities at the Federal, state and local levels. Many of these laws and regulations are subject to varying interpretations. We believe courts and regulatory authorities have generally provided little clarification. Moreover, state and local laws and interpretations vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately predict interpretations of applicable law. As a result, some of our activities, or the activities of our affiliated providers, could be challenged. Although New Mexico and many other states do not permit the corporate practice of medicine, we do not engage in the practice of medicine in New Mexico as our affiliated and employed doctors actually deliver the medical service required to perform laser vision corrective surgery.

         The regulatory environment in which we and our affiliated providers operate, may change significantly in the future. In response to new or revised laws, regulations or interpretations, we could be required to:

       o revise the structure of our legal arrangements or the structure of our fees;

       o  incur substantial legal fees, fines or other costs; or

       o curtail our business activities, reducing the potential profit to us of some of our legal arrangements. Any of these outcomes may have a material adverse effect on our business, financial condition and results of operations.

         The following is a summary of some of the health care regulatory issues affecting us, our affiliated eye care providers and our respective operations.

    Federal Law

    ANTI-KICKBACK STATUTE. The U.S. Federal anti-kickback statute prohibits the knowing and willful solicitation, receipt, offer or payment of any direct or indirect remuneration in return for the referral of clients or the ordering or purchasing of items or services payable under Medicare, Medicaid or other federal health care programs. Violations of this statute may result in criminal penalties, including imprisonment or criminal fines of up to $25,000 per violation, civil penalties of up to $50,000 per violation, and exclusion from federal programs including Medicare or Medicaid.

    SELF-REFERRAL LAW. Subject to limited exceptions, the Federal self-referral law, known as the "Stark Law," prohibits physicians and optometrists from referring their Medicare or Medicaid patients for the provision of "designated health services" to any entity with which they or their immediate family members have a financial relationship. "Financial relationships" include both compensation and ownership relationships. "Designated health services" include clinical laboratory services, radiology and ultrasound services, durable medical equipment and supplies, and prosthetics, orthotics and prosthetic devices, as well as seven other categories of services. We do not provide "designated health services." Our affiliated providers, however, do provide limited categories of designated health services, specifically, ultrasound services, such as A-scans and B-scans, and prosthetic devices, such as eyeglasses and contact lenses furnished to patients following cataract surgery.

    Violating the Stark Law may result in denial of payment for the designated health services performed. This may also result in:

       o civil fines of up to $15,000 for each service provided in connection with a prohibited referral,

       o a fine of up to $100,000 for participation in a circumvention scheme, and

       o exclusion from the Medicare, Medicaid and other Federal health care programs.

         The Stark Law is a strict liability statute. Any referral made where a financial relationship exists that fails to meet an exception constitutes a violation of the law. To the extent that our affiliated professional entities provide designated health services to Medicare and Medicaid beneficiaries, or make or receive Medicare or Medicaid referrals for such services, the Stark Law could be implicated.

    State law

    ANTI-KICKBACK LAWS. In addition to the Federal anti-kickback law, a number of states have enacted laws, which prohibit the payment for referrals and other types of anti-kickback arrangements. These state laws typically apply to all clients regardless of their source of payment.

    SELF-REFERRAL LAWS. In addition to the Federal Stark Law, a number of states have enacted laws that require disclosure of or prohibit referrals by health care providers to entities in which the providers have an investment interest or compensation relationship. In some states, those restrictions apply regardless of the patient's source of payment.

    CORPORATE PRACTICE OF MEDICINE LAWS. A number of states have enacted laws that prohibit the corporate practice of medicine. Those laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician. Many states have similar restrictions in connection with the practice of optometry. Application of the corporate practice of medicine prohibition varies from state-to-state. While some states may allow a corporation to exercise significant management responsibilities over the day-to-day operation of a physician or optometric practice, other states may restrict or prohibit various activities.

    FEE-SPLITTING LAWS. The laws of some states prohibit providers from dividing with anyone, other than providers who are part of the same group practice, any fee, commission, rebate or other form of compensation for any services not actually and personally rendered. Penalties for violating these fee-splitting statutes or regulations may include revocation, suspension or probation of a provider's license, or other disciplinary action. If we expand into a state with different or more restrictive laws, we may need to amend or restrict some of our operations in order to ensure compliance with applicable state laws, rules and regulations.

    FACILITY LICENSURE AND CERTIFICATE OF NEED. We may be required to obtain licenses from the state departments of health in states where we open or acquire eye surgery and laser centers. Some states require a Certificate of Need, or CON, prior to the construction or modification of an ambulatory surgery center, such as our eye surgery and laser centers, or the purchase of medical equipment in excess of an amount set by the state.

    Excimer laser regulation

    Medical devices, such as the excimer lasers used in our eye surgery and laser centers, are subject to regulation by the U.S. Food and Drug Administration. Medical devices may not be marketed for commercial sale in the U.S. until the FDA grants pre-market approval for the device.

    The FDA has not approved the use of an excimer laser to treat both eyes on the same day, called a bilateral treatment. The FDA has stated that it considers the use of the excimer laser for bilateral treatment to be a practice of medicine decision, which the FDA is not authorized to regulate. Physicians, including our affiliated physicians, widely perform bilateral treatment as an exercise of professional judgment in connection with the practice of medicine.

    Failure to comply with applicable FDA requirements could subject us, our affiliated providers or laser manufacturers to enforcement action, product seizures, recalls, withdrawal of approvals and civil and criminal penalties. Failure to comply with regulatory requirements, or any adverse regulatory action, could result in a limitation on or prohibition of our use of the excimer laser.

    The marketing and promotion of laser vision correction surgical procedures in the U.S. is regulated by the FDA and the Federal Trade Commission. The FDA and FTC have released a joint communique on the requirements for marketing these procedures in compliance with the laws administered by both agencies. The FTC staff also issued more detailed staff guidance on the marketing and promotion of these procedures and has been monitoring marketing activities in this area through a non-public inquiry to identify areas that may require further FTC attention.

         Although the FDA does not regulate surgeons' use of excimer lasers, the FDA actively enforces regulations prohibiting the marketing of products for non-indicated uses and conducts periodic inspections of manufacturers to determine compliance with good manufacturing practice regulations. We believe that we conduct our operations in compliance with these laws and regulations.

Insurance

         We believe that the insurance coverage for our business is generally in accordance with industry standards, including adequate coverage for potential premises liability and malpractice insurance for our employed doctors. We believe our insurance coverage is adequate in light of our business and the risks to which we are subject. We intend to obtain officers' and directors' liability insurance coverage prior to the completion of this offering.

Employees

         As of November 15, 2001, we had 10 full-time and part-time employees. Of our total number of employees, seven are full-time and three are part-time. Of this total, six employees function as medical or technical employees, two work in sales functions and two are administrative. We have no collective bargaining agreements covering any of our employees, and our management believes that relations with our employees is good.

         In addition to our employees, we have an affiliate relationship with a local ophthalmologist who provides medical services to our clients. As of November 15, 2001, we had one active member-affiliate for our New Mexico Center.

Our facilities

         We lease our principal executive office and our medical facilities in Albuquerque, New Mexico under a three-month temporary lease arrangement. This temporary facility consists of a total of approximately 2,310 square feet, which we lease currently at $782.00 per month. We also have made arrangements for a permanent leased facility for our center, which is located adjacent to our temporary facility.

         Our proposed permanent facility consists of a 4,018 square feet office area that is the subject of a proposed initial lease term of three years expiring May 31, 2004, with two three-year renewal options. Although we have not yet fully executed the lease agreement covering our proposed permanent facility, we intend to have these arrangements in place in the near term. Base rent for our permanent facility will be $10.50 per square foot, increasing to $11.50 per square foot in the third year. This results in proposed monthly rental for our permanent facility of approximately $3,516 during the initial term of the lease. Our permanent facility will be adequate for our needs during at least the initial term.

Legal proceedings

         We are not involved in any pending, or to our knowledge threatened, legal proceedings.

Where you can find additional information about us

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

         The registration statement, including all amendments, exhibits and schedules, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The public may obtain information on the operations of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The

Securities and Exchange Commission also maintains a Web site
(http://www.sec.gov) through which the registration statement and other information can be retrieved. We have applied for quotation privileges for our common stock and common stock purchase warrants on the over-the-counter electronic bulletin board maintained by the NASD.

         Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                                   Management

Directors and officers

    Our executive officers, directors, and key employees and their ages as of November 15, 2001, are as follows.

NAME                              AGE                   POSITION
---------------                  -----    -------------------------------------

Dr. Howard P. Silverman......     60      Chairman of the Board, Chief Executive
                                          Officer, Treasurer and Director
Robert S. Helmer.............     46      Chief Operating Officer and Director

Stuart S. Greenberg..........     69      Director

Steven D. De Vicenzi ........     58      Director

         Dr. Howard P. Silverman is our founding shareholder, and has been our chief executive officer, chairman of the board, treasurer and a director, since our inception. He has been involved in various companies developing products and methods of delivery from the ophthalmic industry. Such companies include Precision Contract Lens Labs, Inc., Diversified Health Industries, Inc., Hydro Optics, Inc., Staar Surgical Company and Vision Science, Inc. From 1991 until the date we were incorporated, Dr. Silverman has been actively involved in a private consulting business designed to address the capital and corporate structural needs of companies in the ophthalmic and vision correction industries. In addition, from 1994 to 1997, Dr. Silverman served as an investment banking professional at Rickel & Associates, in New York, New York.

         Robert S. Helmer has been our chief operating officer in our Albuquerque, New Mexico center since we began operations in May, 2001. Prior to joining us in that capacity, Mr. Helmer served as the clinical support manager from October, 1998 to April, 2001, for TrueVision International, Inc., another company that performed eye vision corrective surgical procedures in Albuquerque, New Mexico. Mr. Helmer is a graduate physician and surgical assistant with 25 years of medical experience in emergency medicine, laser medicine, dermatology, cosmetic surgery and hair transplant surgery. From May 1998 until October, 1998, Mr. Helmer was a director and the president of the International College of Skin-Care Specialists. From October 1991 to October 1995, Mr. Helmer was a surgical assistant with Qualified Emergency Specialists, Inc., in Cincinnati, Ohio, and from February 1991 to December 1991 was a surgical assistant and electrologist for Dermatology Associates of Atlanta, Georgia. Mr. Helmer has been a certified ophthalmic laser technician since September 1998 and a certified microkeratome technician since June 1999. Mr. Helmer received his associate of applied science degrees as a physician's assistant and surgical assistant in 1974 from the Cincinnati Technical College. He is a member of the American Academy of Physicians Assistants.

         Stuart S. Greenberg became one of our directors in May, 2001. Mr. Greenberg has worked with a number of leading investment banking and securities firms for over 35 years, having entered the field in 1960 with Merrill Lynch.

From March 2001 to the present, Mr. Greenberg has served as the managing director of the investment banking division of West America Securities Corp., located in Westlake Village, California. From March 1999 to February 2001, Mr. Greenberg was the managing director of R.H. Investment Corp., an investment banking firm located in Los Angeles, California. From March 1992 to April 1996, he served in the capacities of chairman of the board and the chief executive officer of Baraban Securities. During a portion of that same time frame, Mr. Greenberg also functioned as the chairman of the board and chief executive officer of M.A. Investment Corp. out of Los Angeles, California. Mr. Greenberg has experience as branch manager, regional sales manager, as well as national sales manager during his tenure in the securities and brokerage industry. He received his bachelors degree from the City College of New York and a banking certification from the American Banking Institute of Banking in New York, New York.

         Steven Lee De Vincenzi became one of our directors in May, 2001. From March 2000 to the present time, Mr. De Vincenzi has served as a senior vice president of sales and marketing with Medpay, WebCVO and HealthCap. There, he is responsible for sales, marketing and business development for three pre-public offering companies that provide internet services to medical solution companies. From October 1992 to February 2000, Mr. De Vincenzi served as the president and chief operating officer of Interlink Rehab Services of California. In that position, Mr. De Vincenzi was responsible for all operations, business development and marketing for his company, which contracted for therapy services to 35 nursing facilities and outpatient clinics. Between May, 1991 and October, 1992, Mr. De Vincenzi was the vice president--western region for Monroe Systems for Business. There he had full profit and loss responsibility for sales, service and the administration of 40 branch offices in 13 Western states. Mr. De Vincenzi received his bachelor of science degree in marketing and his masters in business administration in marketing and finance from California State University in Long Beach, California.

Directors' compensation

       Our chief executive officer and chief operating officer were sold/granted, respectively, shares of our common stock in conjunction with certain activities associated with our formation and operations. These individuals did not receive such compensation for their activities as our directors, rather they received shares and other securities as employee compensation.

       Our non-employee directors receive reimbursement for their out-of-pocket expenses for attendance at each meeting of the board of directors or any committee of the board of directors. We anticipate that our directors will meet at least twice each year. No directors' fees are paid to our non-employee directors.

Board composition

         Our board of directors consists of at least three members who each serve as directors for one-year terms. Terms for each of our directors expire at the annual meeting next ensuing. There are no family relationships among any of our directors, officers or key employees. Each director holds office until their successor is duly elected and qualified. Vacancies in the office of any director may be filled by a majority vote of the directors then in office. Both of our outside directors will serve as members of both committees.

         Our president and chief executive officer is appointed by our board of directors, and all of our other executive officers are appointed by the president and chief executive officer.

         We have agreed that for five years from the completion of this offering, the representative of the underwriters may designate one person for election to our board of directors. If this election is not exercised, the representative may designate one person to attend all meetings of our board of directors. If the representative chooses to designate a person to attend our directors' meetings, we have agreed to reimburse that person for out-of-pocket expenses in connection with their attendance.

Committees of the board

         Upon completion of this offering, the board of directors will establish an audit and compensation committee. The committee will:

       o recommend to the entire board of directors the independent public accountants to be engaged by us,

       o  review the plan and scope of our annual audit,

       o review our internal controls and financial management policies with our independent public accountants;

       o  review all related party transactions;

       o will determine the compensation and benefits to be paid to our officers and directors;

       o  will recommend the adoption of a stock option plan;

       o will approve the grant of options under any stock option plan that we may adopt; and

       o will establish and review general policies relating to compensation and benefits of our employees.

Executive compensation

         The following table sets forth the total compensation paid to our chief executive officer, Howard P. Silverman and our chief operating officer, Robert
S. Helmer, from our inception on March 21, 2001 to July 31, 2001, the end of our most current fiscal year. We have no employment agreements with any executive officer, although we have agreed with Dr. Silverman, that his annual cash compensation, including any bonus, will be $150,000 per year, commencing at the conclusion of our public offering.

                           Summary compensation table

                                         Annual
                                       Compensation     Other compensation
                                       ------------     -------------------
                             Salary($)   Bonus($)     Other annual   All other
                              2001        2001        compensation  compensation
                              ----        ----        ------------  ------------
Name and position
-----------------
Howard P. Silverman, chief

  executive officer..........  -0-        -0-               -0-     $6,531,490
Robert S. Helmer, chief
  Operating officer.......... $19,152     -0-               -0-       $900,000

    The aggregate compensation paid or delivered to all persons who served in the capacity of a director or executive officer during the period from inception (March 21, 2001) to July 31, 2001, 4 persons, was $7,470,642. Of this total, $19,152 was paid as salary and the balance was delivered to the officers and directors as a group, in the form of 1,240,000 shares of our common stock, valued at the proposed public offering price of our shares of common stock in this offering and services contributed by the chief executive officer. These contributed services are valued at $20,000 during the period. The amounts listed under all other compensation in the above table represent non-cash compensation delivered to two officers shown in the table, based upon the number of shares of our common stock granted to each officer valued at the proposed public offering price of $6.00 per share.


         Since the end of our fiscal year on July 31, 2001, specifically August 24, 2001, we granted to Dr. Silverman, 125,000 redeemable common stock purchase warrants entitling him to purchase 125,000 shares of our common stock exercisable at $7.20 per share. These warrants were partial consideration granted by our Board of Directors during August 2001 for agreements entered into on our behalf and for ongoing services provided by Dr. Silverman. See certain transactions.

                          Option grants from inception
                     to the fiscal year ended July 31, 2001

                       Number of   Percent of total options
                      Securities       Granted to   ---------------------------
                   Underlying options  employees in   Exercise       Expiration
                        Granted        fiscal year   Price ($/sh)      Date
                        -------        -----------   ------------      -------
                          2001             2001
                          ----             ----
Name and position
-----------------
Howard P.
Silverman, chief

  executive officer.....   -0-              -0-

--------------------------------
Through the date of this prospectus, we have not issued any options to purchase our securities.

                   Aggregated option exercises from inception
                     to the fiscal year ended July 31, 2001


                                                       Number of
                                                      Securities     Value of
                         Shares                       underlying    unexercised
                      Acquired on       Value         unexercised   in-the-money
                        Exercise       realized        options        options
                        -------        -----------   ------------     -------
                          2001             2001
                          ----             ----
Name and position
-----------------
Howard P.
Silverman, chief
  executive officer.....   -0-              -0-           -0-           -0-

Limitation of liability and indemnification of directors and officers

         Our articles of incorporation and our by-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Nevada General Corporation Law, except for liability for:

       o  any breach of their duty of loyalty to us or our stockholders;

       o acts or omissions not in good faith or which involve intentional misconduct;

       o  misconduct or a knowing violation of law;

       o unlawful payments of dividends or unlawful stock repurchases or redemptions;

       o  any act or omission occurring prior to our incorporation; and

       o any transaction from which the director derived an improper personal benefit.

         Our articles of incorporation and by-laws also contain provisions that require us to indemnify our directors and permits us to indemnify our incorporators, directors and officers to the fullest extent permitted by Nevada law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers, and persons controlling us in connection with the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

                              Certain transactions

         As partial consideration for certain agreements entered into by Howard
P. Silverman since our inception on March 21, 2001 and for ongoing services provided, on August 24, 2001, we granted to Dr. Silverman 125,000 redeemable common stock purchase warrants entitling him to purchase 125,000 shares of our common stock at $7.20 per share. We valued these warrants at $.10 per warrant, based on the value of identical warrants being offered as a part of this registration statement, for a total of $12,500 worth of compensation for Dr. Silverman's services during our formation and start-up phase. These warrants are exercisable commencing six months from the effective date of this registration statement and have a five year term from the date of issuance. As further consideration for the services rendered to us by Dr. Silverman, we have agreed to register the 125,000 redeemable common stock purchase warrants and the 125,000 shares of our common stock underlying those warrants, for resale, on the first registration statement we file with the United States Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933.

         Dr. Silverman's 125,000 redeemable common stock purchase warrants and the 125,000 underlying shares of our common stock, are being registered for resale pursuant to this registration statement, of which this prospectus forms a part.

           Dr. Silverman, entered into a sales agreement on our behalf on May 3, 2001 for the purchase of medical equipment we use in performing laser vision corrective surgery. Dr. Silverman agreed to pay $64,000 for the equipment to a third-party supplier, TrueVision Medical Associates, Inc., with $57,000 of that amount being financed over a period of 18 months. The balance of the purchase price of the equipment is payable under the terms of a promissory note executed by Dr. Silverman providing for 18 monthly payments of $3,423.26 commencing
June 1, 2001. The repayment of this amount is collateralized by a first priority lien on the equipment in favor of the seller.

           Dr. Silverman also entered into a loan and security agreement with DVI Financial, Inc. for the purpose of assuming the balance due on the purchase of the excimer laser used in our facility. Dr. Silverman agreed to pay a total of $185,596 in 30 monthly installments of $6,186.55, commencing June 2001 and continuing until the total principal and interest is paid. The payment of this amount is collateralized by a first priority lien on the excimer laser in favor of DVI Financial, Inc.

                       Principal and selling stockholders

    The following table sets forth information regarding the beneficial ownership of our common stock as of November 15, 2001 and as adjusted to reflect the sales of the units offered hereby. The information in this table provides the beneficial ownership for:

       o each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

       o  each of our directors and executive officers;

       o  our executive officers and directors as a group; and

       o  the selling shareholder.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

         In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

     The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of warrants held by that person, but not those held by any other persons, that are currently exercisable or exercisable within 60 days from the date of this prospectus.

         Shares of our common stock registered for resale under this prospectus will constitute approximately 21.9% of our issued and outstanding common stock after giving effect to the common stock registered for resale hereunder.

                          NUMBER OF SHARES       PERCENT BENEFICIALLY OWNED
  NAMES AND ADDRESS         BENEFICIALLY     BEFORE   NUMBER OF SHARES  AFTER
 OF BENEFICIAL OWNER            OWNED      OFFERING(2)   OFFERED     OFFERING(2)
------------------------   -------------  ------------ ----------  -------------
Howard P. Silverman(3)      1,090,000(1)     52.4%     125,000(1)     38.5%

Robert S. Helmer(3)           150,000         7.2%         -0-         6.0%

Stuart S. Greenberg(3)          -0-           -0-          -0-         -0-

Steven D. De Vicenzi(3)         -0-           -0-          -0-         -0-

All directors and executive
  officers as a group
            (4 persons)....  1,240,000       59.6%     125,000        44.5%
------------------------
  (1) Excludes 125,000 redeemable common stock purchase warrants for the purchase of 125,000 shares of common stock held by Howard P. Silverman, which are being offered for resale as units along with 125,000 shares of common stock held by Dr. Silverman as a selling shareholder. Such warrants are not exercisable until six months after the date of this prospectus.

  (2) Based on an aggregate of 2,082,043 shares of common stock issued and outstanding as of November 15, 2001. The percentages after the offering are based on 2,507,043 shares of common stock outstanding after the offering.

  (3) Unless otherwise noted, the address of these beneficial owners is 6646 Indian School Road, N.E., Albuquerque, New Mexico 87110.

                            Description of securities

General

         Our authorized capital stock consists of (a) 25,000,000 shares of common stock, $.001 par value per share and (b) 100,000 shares of preferred stock, $.001 par value per share, the rights and preferences of which may be established from time to time by our board of directors.

         As of November 15, 2001, there were 2,082,043 shares of our common stock issued and outstanding, and no shares of our preferred stock outstanding. At that date, we had 19 shareholders of record.

         The description of our securities are summaries and do not contain all the information that may be important to you. For more complete information, you should read our certificate of incorporation and all amendments that are all filed as exhibits to the registration statement of which this prospectus forms a part.

    Common stock

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and there are no cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available, subject to any preferential dividend rights of any outstanding shares of preferred stock. Upon the liquidation, dissolution or winding up of us, holders of our common stock are entitled to share in our assets remaining after the payment of all liabilities and liquidation preferences on any outstanding shares of preferred stock. Holders of our common stock have no:

       o  preemptive,

       o  subscription,

       o  redemption or

       o conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

         The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

    Preferred stock

         Our board of directors has the authority, without stockholder approval, to issue up to an aggregate of 100,000 shares of preferred stock, in one or more series. The board may fix the rights, preferences, privileges and restrictions of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change of control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. We have no present plans to issue any shares of preferred stock.

    Redeemable common stock purchase warrants

         Generally. Each warrant entitles the registered holder to purchase, at any time commencing six months after the date of this prospectus until 60 months after the date of this prospectus, one share of common stock at a price equal to

$7.20. As of November 15, 2001, we have issued 125,000 redeemable common stock purchase warrants, all of which were issued on August 24, 2001 to our chief executive officer, Howard P. Silverman. Dr. Silverman's redeemable common stock purchase warrants are not exercisable until the date when the warrants we intend to issue to the public as registered under this prospectus become exercisable.

         Redemption provisions. Commencing six months after the date of this prospectus, we may redeem the warrants, in whole but not in part, at $.10 per warrant on 30 days' prior written notice. The warrants may only be redeemed if the average closing sale price of our common stock as reported on the over-the-counter electronic bulletin board equals or exceeds $9.00 for any 20 consecutive trading days. Since we have the right to redeem the warrants under these circumstances, this may impact a decision as to if and when to exercise the warrants. If we decide to redeem the warrants, holders will lose their rights to purchase the underlying shares of common stock unless the warrant is exercised before we redeem them. The holder of any warrant may exercise the warrant by surrendering the certificate representing the warrant to the warrant agent, with the subscription form properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the warrants. The exercise price of the warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered in this offering.

         Adjustments. The exercise price of the warrants and the number of shares of common stock that may be issued upon the exercise of the warrants will be adjusted upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of the common stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of common stock, consolidation or merger of us with or into another corporation, other than a consolidation or merger in which we are the surviving corporation, or sale of all or substantially all of our assets, in order to enable warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of the number of shares of common stock that might otherwise have been purchased upon the exercise of the warrant.

         Transfer, exchange and exercise. The warrants are in registered form and may be presented to the warrant agent for transfer, exchange or exercise at any time on or prior to their expiration date, at which time they will be void and have no value. The warrants may not be exercised until six months after the date of this prospectus. If a market for the warrants develops, the holder may sell the warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or, if developed, will continue.

         The redeemable common stock purchase warrants included in the units offered by this prospectus are not exercisable unless, at the time of exercise, we have a current prospectus covering the shares of common stock issuable upon exercise of the warrants, and the shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the warrants. Although we have agreed to use our best efforts to keep a registration statement covering the shares of common stock issuable upon the exercise of the warrants effective for the term of the warrants, if we fail to do so for any reason, the warrants may be deprived of value.

         The common stock and warrants included in the units offered by this prospectus are detachable and separately transferable immediately following completion of maximum amount of this offering. Purchasers may buy warrants in the aftermarket or may move to jurisdictions in which the shares underlying the warrants are not so registered or qualified during the period that the warrants are exercisable. In that event, we would be unable to issue shares to those holders desiring to exercise their warrants, and these holders would have no choice but to attempt to sell the warrants in a jurisdiction where a sale is permissible or allow the warrants to expire unexercised.

The representative's warrants

         We have agreed to issue to the representative and/or its designees, at the closing of this offering common stock purchase warrants equal to 10% of the number of units sold in this offering by the underwriters, or a maximum of 42,500 representative's warrants. These representative's warrants will be issued to the representative for $.01 per warrant, for a total of up to $42.50., The representative's warrants are five year warrants exercisable to purchase an aggregate of up to 42,500 units, each unit consisting of one share of common stock and one redeemable common stock purchase warrant. The representative's warrants are exercisable at any time during a period of four years commencing at the beginning of the second year after their issuance at an exercise price of $10.065 per unit. The units issuable upon exercise of the representative's warrants are identical to those offered to the public and the securities underlying the representatives warrants, including the common stock and the redeemable common stock purchase warrants are being registered in this offering. The representative's warrants contain anti-dilution provisions providing for adjustment of the number of securities issuable upon the exercise of the warrants under specific circumstances, including stock dividends, stock splits, mergers, acquisitions and recapitalizations. The holders of the representative's warrants will have no voting, dividend or other stockholder rights solely for being a holder of the warrants.

         For a period of five years after the completion of our initial public offering, the holders of the representative's warrants and/or the shares of common stock underlying the representative's warrants have piggyback registration rights covering the underlying shares and warrants, at our expense, except as to fees and expenses of the holders' counsel and selling commissions applicable to those units. In addition, for a five year period from the completion of our initial public offering, upon demand by the holders of at least a majority of the representative's warrants or of the underlying securities, the holders of the representative's warrants and of the underlying securities, have a right to demand a one time registration of the securities underlying the representative's warrants. The cost of these registrations are at our expense, except as to fees and expenses of the holders' counsel and selling commissions applicable to the warrants and the underlying securities.

Transfer agent and registrar

         We intend to make application to appoint Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 as our transfer agent, warrant agent, and registrar. The telephone and facsimile numbers for our proposed stock transfer agent are 303-282-4800 and 303-282-5800, respectively.

                         Shares eligible for future sale

         Prior to this offering, there has been no public market for any of our securities and there can be no assurance that a significant public market for any of our securities will be developed or sustained after this offering. Sales of substantial amounts of our common stock in the public market after this offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our securities and our ability to raise equity capital in the future.

         Upon completion of this offering, there will be 2,507,043 shares of our common stock outstanding. Including the 125,000 units offered on behalf of the selling shareholder, there will be 550,000 shares of common stock and 550,000 redeemable common stock purchase warrants being offered by this prospectus that will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.

         The remaining 1,957,043 shares of our common stock are considered "restricted securities" as defined in Rule 144. These shares were issued in private transactions and have not been registered under the Securities Act and may not be sold unless registered under the Securities Act or sold under an exemption from registration, such as the exemption provided by Rule 144.

         In general, under Rule 144, beginning 90 days after the completion of this offering, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

       o one percent, or approximately 25,071 shares following this offering, of the number of shares of our common stock then outstanding; or

       o the average weekly trading volume of our common stock during the four calendar weeks preceding the sale.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

         Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         We and all of our existing stockholders, except 125,000 shares of our common stock and 125,000 redeemable common stock purchase warrants that are included in this prospectus and are being registered on behalf of the selling shareholder, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, we and they will not, without the prior written consent of the representative of the underwriters:

       o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

                                  Underwriting

         Subject to the terms and conditions of the underwriting agreement, the form of which is filed as an exhibit to the registration statement filed with the Commission of which this prospectus is a part, the underwriters named below, have agreed through West America Securities Corp. as the representative of the underwriters, to place as our agents, on a best efforts basis, the aggregate number of units set forth opposite their respective names. The underwriters, through the representative, have also agreed to offer to the public for resale on a best efforts basis, 125,000 units on behalf of the selling shareholder. No units offered for resale on behalf of the selling shareholder will be placed with investors until all 425,000 units offered directly by us are first placed by the underwriters. We will not receive any proceeds from the resale of our common stock by the selling shareholder.

UNDERWRITERS                                                NUMBER OF UNITS
------------                                                ---------------
West America Securities Corp................................    425,000

West America Securities Corp.,
  for the selling shareholder...............................    125,000
                                                                -------
      Total...............................................      550,000
                                                                =======
         The underwriting agreement provides that the obligations of the several underwriters under that agreement depend on various conditions, including;

       o  the absence of any material adverse change in our business;

       o the absence of any event that has materially disrupted or in the representative's opinion will in the immediate future materially adversely disrupt the financial markets;

       o  the absence of our default under any of our agreements or contracts;

       o  the continued truth of the statements made in this prospectus;

       o the absence of any event that in the representative's opinion that would make it inadvisable to proceed with this offering, and

       o the receipt of certificates, opinions and letters from us, our counsel and our independent public accountants.

         This section contains the material conditions upon which the underwriting agreement depends, although we direct you to the underwriting agreement, the form of which is filed in an exhibit to the registration statement, of which this prospectus forms a part for a complete list of the conditions of the underwriters' obligations.

         The underwriters are committed only to use their best efforts to place the units for sale to the public. In the event of a default by any of the underwriters, the best efforts undertaking of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The representative of the underwriters, who is acting as the managing placement agent for the offer and sale of the units, has been in business as a broker-dealer since 1993, primarily acting as an underwriter for the best efforts placement of equity securities and as a market maker for over-the-counter securities. The representative also has on-line trading capabilities and an investment banking division.

         The underwriters will offer the units to the public, on a best efforts basis, at the public offering price set forth on the cover page of this prospectus. There is no minimum number of units that must be sold as a condition of the offering, although any purchaser of the units must subscribe to at least 100 units as a condition of acceptance of a subscription. The underwriters may offer the units for sale to the public, commencing at the date of this prospectus and continuing to December 31, 2001. The offering may be extended for an additional 60 days at the sole discretion of the underwriters. All funds received from subscribers of the units will be deposited into an escrow account with Wells Fargo Bank, N.A., Los Angeles, California.

         To purchase units in this offering, a prospective investor must complete and sign a subscription agreement in the form attached to this prospectus as Exhibit A, and any other documents that we or the representative may require and deliver the documents, together with payment in an amount equal to the full purchase price of the units being purchased, to the representative. Checks for the purchase price should be made payable to "LASIK America, Inc. Escrow Account." Each subscription payment must be transmitted to the bank escrow agent by 12:00 noon on the business day next following its receipt by an underwriter.

         We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction, pursuant to the terms of the escrow agreement. No subscription may be withdrawn, revoked or terminated by the purchaser after acceptance of the subscription. We also reserve the right to refuse to sell any units to any person at any time.

         The underwriters may allow some dealers concessions of not more than $ per unit. The underwriters also may allow, and those dealers may re-allow, a concession of not more than $ per unit to some other dealers. The public offering price, concessions, and re-allowances may be changed after the completion of this offering. The representative of the underwriters has agreed to use its best efforts to place for resale to the public the 125,000 units offered by this prospectus on behalf of the selling shareholder. The terms of underwriting on behalf of the selling shareholder are the same as the terms of the underwriting on our behalf, except that the selling shareholder is responsible only for the payment of all expenses of the sale of the 125,000 units offered for resale, such as all discounts and commissions. applicable to the 125,000 units offered for resale by this prospectus. We have agreed to pay all expenses of registration that are allocable to the units being offered for resale by the selling shareholder, which we estimate to be no more than $5,000.

         We have agreed to indemnify the underwriters and their controlling persons against some liabilities, as more fully set forth in the underwriting agreement, including liabilities under the Securities Act, and to contribute to payments the underwriters and their controlling persons may be required to make.

         We have also agreed to pay to the representative, a non-accountable expense allowance equal to three percent of the gross proceeds of this offering. All expenses of the offering, such as fees of registration, filing fees, printing, blue sky fees, transfer agent and registrar fees, and fees payable to our auditors, have been estimated in the amount of approximately $108,000. We have also agreed to pay all expenses in connection with qualifying the securities under the laws of those states that the representative may designate, including fees and expenses of counsel retained for these purposes by the representative, and the costs and expenses in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

    The representative of the underwriters has informed us that the underwriters do not expect sales of the units offered by this prospectus to be made to discretionary accounts to exceed five percent of the total number of units offered.

         We, and all of our existing stockholders, except the 125,000 units being offered for resale in this prospectus by the selling shareholder, our executive officers and directors, have agreed that, for a period of 12 months from the completion of this offering, we and they will not, without the prior written consent of the representative of the underwriters:

       o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

         We have agreed to issue and sell to the representative of the underwriters and/or its designees, for nominal consideration, up to 42,500 five-year warrants to purchase in the aggregate, up to 42,500 units. The representative's warrants are exercisable on a cashless basis for a period of four years commencing one-year after the date of issuance at a price equal to $10.065 per unit. The representative's warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares issuable upon exercise, upon the occurrence of specific events, including stock dividends, stock splits, and recapitalizations. The representative's warrants contain demand and piggyback registration rights relating to the shares of common stock issuable upon exercise of these warrants. For the life of the representative's warrants, the representative will have the opportunity to profit from a rise in the market price of our shares of common stock. The representative's warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.

         We have agreed that for five years from the completion of this offering, the representative may designate one person for election to our board of directors. We have already elected Stuart S. Greenberg, a board member affiliated with the representative to our board of directors, and we intend to continue to designate this same director as the representative's nominee after the completion of this public offering. In the event that the representative elects not to continue to exercise this right, then it may designate one person to attend all meetings of our board of directors. We have agreed to reimburse the representative's designee for all out-of-pocket expenses incurred in connection with the designee's attendance at meetings of our board of directors. As a result of our agreements with the representative of the underwriters, the representative will continue to have influence over us following the completion of this offering.

         Prior to this offering, there has been no public market for any of our securities. The initial public offering price of the units offered by this prospectus and the terms of redeemable common stock purchase warrants will be determined by negotiations between the representative and us. Among the factors considered in determining the price include:

       o  prevailing market conditions,

       o  the history of and the prospects for the industry in which we compete,

       o  an assessment of our management,

       o  our prospects, and

       o  our capital structure.

         The offering price does not necessarily bear any relationship to our assets, results of operations or net worth. There can be no assurance that an active trading market will develop for any of the securities offered by this prospectus, or that such securities will trade in the public market at or above the initial public offering price.

Stabilization

         Until the distribution of the units offered by this prospectus is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and to purchase units. As an exception to these rules, the underwriters may engage in transactions that stabilize the price of the units. The underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

                        o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

                        o Syndicate covering transactions involve purchases of the common stock and warrants in the open market after the distribution has been completed in order to cover syndicate short positions;

                        o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Short sales involve the sale by the underwriters of a greater number of shares or warrants than they have in their own account. In determining the source of shares or warrants to close out the short position, the underwriter will consider, among other things, the price of shares or warrants available for purchase in the open market as compared with the price at which they may purchase shares through the offering. Naked short sales are sales in excess of the underwriter's ability to cover the short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares or warrants in the open market after pricing that could adversely affect investors who purchase in this offering. Naked short positions taken by our underwriters in this offering may be covered by either acquiring our common stock and warrants in the open market, or by purchasing units from us or the selling shareholder at the public offering price.

     In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might be otherwise. These transactions may be effected on the over-the-counter electronic bulletin board. Neither we nor the underwriters can predict the direction or magnitude of any effect that the transactions described above may have on the price of the common stock or the warrants. In addition, neither we nor the underwriters can represent that the underwriters will engage in these types of transactions or that these types of transactions, once commenced, will not be discontinued without notice.

                              Plan of distribution
                             for selling shareholder

         We will not receive any proceeds from the resale of the 125,000 units offered for resale by the selling shareholder. The selling shareholder will be offering for resale up to 125,000 units. The representative has agreed to be named as statutory underwriters within the meaning of the Securities Act of 1933 in connection with the resales of these units and they will be acting as an underwriter in their resales of the units under this prospectus. The selling shareholder has, prior to any sales, agreed not to effect any offers or sales of our securities in any manner other than as specified in this prospectus and has agreed not to purchase or induce others to purchase any of our securities in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the over-the-counter electronic bulletin board maintained by the NASD.

         We have agreed with the selling shareholder that we will prepare and file this registration statement and such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder to keep it effective until the date as of which the selling shareholder has sold all of the 125,000 units offered by this prospectus. The selling shareholder is bearing no expenses associated with our registration of the units offered by this prospectus.

         The selling shareholder is subject to the applicable provisions of the Exchange Act of 1934, including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of our securities stock may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in our securities to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In connection with the transactions in our common stock, we also will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock and the redeemable common stock purchase warrants owned by the selling shareholder.

         The selling shareholder has advised us that, prior to the date of this prospectus, he has entered into a form of placement agreement that delineates the facts material to the resale of his 125,000 units through the best efforts to be undertaken by the representative. The form of placement agreement, which has been attached as an exhibit to this registration statement, includes terms and provisions which are similar to the terms and provisions of the underwriting agreement made by the representative with respect to the 425,000 units offered by us to the public through this prospectus. Specifically, no non-accountable expense allowance is payable to the representative on the sale of the units offered by the selling shareholder, nor will the representative receive any representative's warrants upon the sale of any of the units offered on behalf of the selling shareholder.

         The units have not been registered for resale by the selling shareholder under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

         We expect that the selling shareholder will resell his units covered by this prospectus through the representative acting as placement agent on his behalf, at an expected public offering price of $6.10 per unit, which consists of $6.00 per share of common stock and $.10 per redeemable common stock purchase warrant. We further expect that the units offered for resale by the selling shareholder will be placed for sale by the representative to the public only at such time as the 425,000 units offered by us have been placed to the public. The selling shareholder may effect the resale of his units by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling shareholder. To the extent that such broker-dealers receive concessions or commissions from the selling shareholder, they will be on the same terms of sale as the 425,000 units offered on our behalf, except as to the non-accountable expense allowance and the receipt of any representative's warrants from the sale of the selling shareholder's units.

         The selling shareholder and any broker-dealers that participate with the selling shareholder in the distribution of units may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that the selling shareholder will sell any or all of the units being registered for resale under this prospectus.

         The selling shareholder will pay selling expenses associated with the sale of the 125,000 units offered, such as commissions or discounts payable to the underwriters for the sale or placement of the units. We are paying, on behalf of the selling shareholder, and without any reimbursement to us, all expenses of registration for resale of the 125,000 units being offered by the selling shareholder, including all expenses of our legal counsel and all expenses we may pay to qualify the common stock and warrants for registration in states where the units are offered or sold.

                                  Legal matters

         The validity of the units, the shares of common stock and the redeemable common stock purchase warrants being offered by this prospectus will be passed upon for us by Gregory Bartko, Esq., of the Law Offices of Gregory Bartko, Atlanta, Georgia, our legal counsel.

                                     Experts

         Our financial statements as of July 31, 2001 included in this prospectus have been so included in reliance on the report of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent auditors, given on the authority of such firm as experts in auditing and accounting.

                                   EXHIBIT "A"

                              UNIT SUBSCRIPTION AND
                               PURCHASE AGREEMENT

         [To purchase any of the units, you must be a resident of a state where the sale of units is permitted under the state's securities laws.]

To:  LASIK America, Inc.
     6646 Indian School Road, N.E.
     Albuquerque, New Mexico  87110
     Phone:  (505) 837-2020
     Fax:  (505) 837-9111

         I have received and had an opportunity to read the prospectus by which the units are offered.

         Enclosed is payment for _____ units (minimum 100 units),at $6.10 per unit, totaling $________.

         Make check payable to "LASIK America, Inc. Escrow Account."

Signature(s)______________________________________    Date___________________

            Register the units in the following name(s) and amount(s):

Name(s)_________________________________________    Number of units  _________

As (check one): Individual _______     Joint Tenants _____ Trust ____ IRA ____
                Tenants in Common ____ Corporation _______ Keogh ___ Other_____

For the person(s) who will be registered owner(s):

Mailing Address:____________________________________________________________

City, State & Zip Code: ____________________________________________________

Business Phone: (_____)___________________   Home Phone: (_____)____________

Social Security or Taxpayer ID Number: _____________________________________

(Please attach any special mailing instructions other than shown above)

            NO UNIT PURCHASE AGREEMENT IS EFFECTIVE UNTIL ACCEPTANCE.

         (You will be mailed a signed copy of this Agreement to retain for your records.)

Subscription accepted by LASIK America, Inc.


-------------------------------                             --------------
Howard P. Silverman, President                                   Date
and Chief Executive Officer

                              VIRGINIA SUBSCRIBERS

     Virginia subscribers must meet the following suitability requirement:

     I certify that I am (initial blank)________ a person who (a) has an annual income of $60,000 and a net worth of at least $60,000 or (b) has a net worth of at least $225,000 (in each case excluding home, home furnishings, and personal automobiles) and that I am not investing more than 10% of my readily marketable assets in this offering.

                             CALIFORNIA SUBSCRIBERS

     California subscribers must meet the following suitability requirement:

     I certify that I am (intial blank)_________ (1) be an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933; or (2) a person who (a) has an income of $65,000 and a net worth of $250,000 or (b) has a net worth of $500,000 (in each case excluding home, home furnishings, and personal automobiles; or (3) a bank, savings and loan association, trust company registered under the Investment Company Act of 1940, pension or profit-sharing trust, corporation, or other entity which together with the corporation's or other entity's affiliates, have net worth on a consolidated basis according to the most recent regularly prepared financial statement (which shall have been reviewed but not necessarily audited, by outside accountants of not less than $14,000,000 and subsidiaries of the foregoing; or (4) a person (other than a person formed for the sole purpose of purchasing the units offered hereby) who is purchasing at least $1,000,000 in aggregate amount of the units.

                               LASIK AMERICA, INC.


                                TABLE OF CONTENTS
                                -----------------


INDEPENDENT AUDITOR'S REPORT                                      F-2

FINANCIAL STATEMENTS

       Balance Sheet                                              F-3

       Statement of Operations                                    F-4

       Statement of Shareholders' Deficit                         F-5

       Statement of Cash Flows                             F-6 -  F-7

NOTES TO FINANCIAL STATEMENTS                              F-8 - F-14

                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders
Lasik America, Inc.
Albuquerque, New Mexico

We have audited the balance sheet of Lasik America, Inc. (the "Company") as of July 31, 2001, and the related statements of operations, shareholders' deficit and cash flows for the period March 21, 2001 (inception) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lasik America, Inc. at July 31, 2001, and the results of its operations and its cash flows for the period March 21, 2001 (inception) through July 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited capital resources and a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




San Diego, California                           PANNELL KERR FORSTER
August 13, 2001 (except for Note 8              Certified Public Accountants
     as to which the date is August 24, 2001)   A Professional Corporation

                               LASIK AMERICA, INC.
                                  BALANCE SHEET
                                  July 31, 2001

                                     ASSETS
                                     ------
Current assets:
      Cash                                          $              19
      Accounts receivable                                       2,370
      Other current assets                                      7,550
                                                    -----------------
            Total current assets                                9,939
                                                    -----------------
Property and equipment, net                                   219,773
                                                    -----------------
            Total assets                            $         229,712
                                                    =================

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
                      -------------------------------------
Current liabilities:
      Accounts payable                              $          51,537
      Patient deposits                                         11,105
      Sales tax payable                                        12,554
      Other liabilities                                         2,512
      Current portion of long-term debt                       110,263
                                                    -----------------
            Total current liabilities                         187,971
                                                    -----------------
Long-term debt                                                105,820
                                                    -----------------
            Total liabilities                                 293,791
                                                    -----------------

Commitments (Note 4)

Shareholders' deficit:
   Preferred stock, $.001 par value, 100,000
     shares authorized; no shares issued and
     outstanding                                                    -
   Common stock, $.001 par value, 25,000,000
     shares authorized; 2,082,043 to be issued                  2,082
   Additional paid-in capital                              12,510,176
   Deferred compensation                                      (67,500)
   Accumulated deficit                                    (12,508,837)
                                                    -----------------
            Total shareholders' deficit                       (64,079)
                                                    -----------------
            Total liabilities and shareholders'
                 deficit                             $        229,712
                                                    =================

  The accompanying footnotes are an integral part of the financial statements.

                               LASIK AMERICA, INC.
                             STATEMENT OF OPERATIONS
         For the period March 21,2001 (Inception) through July 31, 2001

Revenues:

      Patient Fees (net of discounts of $28,549)          $          147,230
      Facility Fees                                                   36,810

                                                          ------------------
      Total revenues                                                 184,040

Costs and expenses:

      Cost of revenues (exclusive of depreciation

            shown separately below)                                   79,353
      General and administrative (including non-cash
               compensation of $12,351,387)                       12,594,756

      Depreciation                                                    14,884
                                                          ------------------
      Total costs and expenses                                    12,688,993
                                                          ------------------
Loss from operations                                             (12,504,953)

Other expense:
      Interest expense                                                 3,884
                                                          ------------------
Net loss                                                  $      (12,508,837)
                                                          ==================
Basic and diluted net loss per share                      $            (6.01)
                                                          ==================
Shares used to compute basic
   and diluted net loss per share                                  2,082,043
                                                          ==================














  The accompanying footnotes are an integral part of the financial statements.

                               LASIK AMERICA, INC.
                       STATEMENT OF SHAREHOLDERS' DEFICIT
            For the period March 21, 2001 (Inception) through July 31, 2001

                                      Common Stock
                               ------------------------  Additional          Deferred   Accumulated
                                   Shares      Amount    Paid in Capital Compensation    Deficit          Total
                               -----------   ----------  --------------- ------------   ------------   ------------
Balance, March 21, 2001
           (Inception)                   -    $       -  $          -     $         -   $          -   $         -


     Common stock to be issued
        for cash received        1,865,000        1,865         7,420               -              -         9,285

     Common stock to be issued

        to employees               185,000          185     1,109,815         (90,000)             -     1,020,000


     Common stock to be issued
        for cash received           32,043           32        64,054               -              -        64,086


     Contributed services of
        executive officer                -            -        20,000               -              -        20,000

     Amortization of deferred
        compensation                     -            -             -          22,500              -        22,500


     Compensation expense
               related to common
        stock to be issued               -            -    11,308,887               -              -    11,308,887


     Net loss                            -            -             -               -    (12,508,837)  (12,508,837)
                                ----------    ---------  ------------     -----------   ------------   -----------

Balance, July 31, 2001           2,082,043    $   2,082  $ 12,510,176     $   (67,500)  $(12,508,837)  $   (64,079)
                                ==========    =========  ============     ===========   ============   ===========







The accompanying footnotes are an integral part of the financial statements.

                               LASIK AMERICA, INC.
                             STATEMENT OF CASH FLOWS
         For the period March 21, 2001 (Inception) through July 31, 2001


Cash flows from operating activities:
   Net loss                                                     $  (12,508,837)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation                                                    14,884
        Contributed services of executive officer                       20,000
        Compensation expense related to
              common stock                                          12,328,887
        Amortization of deferred compensation                           22,500
   Changes in operating assets and liabilities:
        Increase in accounts receivable                                 (2,370)
        Increase in other current assets                                (7,550)
        Increase in accounts payable                                    51,537
        Increase in patient deposits                                    11,105
        Increase in sales tax payable and other liabilities             15,066
                                                                --------------
   Net cash flows used in operating activities                         (54,778)
                                                                --------------
Cash flows from investing activities:
   Purchase of property and equipment                                  (14,341)
                                                                --------------
   Net cash flows used in investing activities                         (14,341)
                                                                --------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                               73,371
   Repayments on long-term debt                                         (4,233)
                                                                --------------
   Net cash flows provided by financing activities                      69,138
                                                                --------------
Net increase in cash                                                        19

Cash at beginning of period                                                  -
                                                                --------------
Cash at end of period                                           $           19
                                                                ==============










The accompanying footnotes are an integral part of the financial statements.

                               LASIK AMERICA, INC.
                       STATEMENT OF CASH FLOWS (Continued)
         For the period March 21, 2001 (Inception) through July 31, 2001


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:



Cash paid during the period for:
      Interest                                              $           1,654
                                                            =================

      Income taxes                                          $               -
                                                            =================


Supplemental disclosure of noncash investing and financing activities:

      Equipment obtained through issuance of long-term debt $         220,316
                                                            =================

      Deferred compensation for shares to employee          $          90,000
                                                            =================



























The accompanying footnotes are an integral part of the financial statements.

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------------
      Organization and Business
      -------------------------
      Lasik America, Inc. (the "Company") was incorporated in the state of Nevada on March 21, 2001. The Company operates an ophthalmic laser vision correction center in Albuquerque, New Mexico.

      Fiscal Year
      -----------
      The Company's year-end for financial reporting purposes is July 31.

      Financial Instruments
      ---------------------
      The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, sales tax payable and patient deposits approximate fair value due to the immediate short-term maturity of these financial instruments.

      The fair value of the Company's long-term debt approximates the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

      Property and Equipment
      ----------------------
      Property and equipment are recorded at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the depreciable assets which range from three to five years.

      Deferred Compensation
      ---------------------
      Deferred compensation represents the unamortized value of common stock granted to an employee. The deferred compensation recorded in the accompanying balance sheet is being amortized over the service period (one year) required for the employee to vest in the stock grant.

      Revenue Recognition
      -------------------
      Revenues are generated by the vision correction procedures performed at the Company's laser center. Follow-up corrective procedures for customer satisfaction, consisting of retreatment, are performed when necessary. Facility fees are derived from the use of the Company's equipment by affiliate doctors who pay the Company a standard fee per procedure. The Company recognizes revenues when the vision correction procedures are performed. Discounts are negotiated during the evaluation process and are recorded at the time revenues are recognized and the service is performed.

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------

      Concentration Risk
      ------------------
      The Company's revenues are generated by the vision correction procedures performed at its laser center in Albuquerque, New Mexico. If the demand for this procedure decreased or if the Company's ability to continue to provide this service was impaired, the Company's revenue source would be severely impacted.

      The Company is dependent on a small number of manufacturers for the supply of its excimer laser and related equipment. If any of these manufacturers were unable to continue to provide this equipment, the Company's revenue generating ability would be severely impacted.

      Earnings Per Share
      ------------------
      In 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. SFAS No. 128 supercedes the provisions of APB No. 15, and requires the presentation of basic earnings per share and diluted earnings per share. The Company has adopted the provisions of SFAS No. 128 effective March 21, 2001.

      Basic net income (loss) per share excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reported periods. Diluted net income (loss) per share reflects the potential dilution that could occur if stock warrants and other commitments to issue common stock were exercised. During the period March 21, 2001 (Inception) through July 31, 2001, the Company had no outstanding warrants to purchase common shares and no warrants were included in the weighted average share computation. Due to the fact the initial common shares were issued at a price lower than the anticipated initial public offering price of $6.00 per share, the initial common shares have been treated as if they had been outstanding during the entire period March 21, 2001 (inception) through July 31, 2001. The Company is presenting its basic and diluted net loss per share as a single line on the statement of operations.

      Income Taxes
      ------------
      The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
                                       F-9

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------
      Management's Plans for Future Operations and Financing
      ------------------------------------------------------
      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At present, the Company's working capital plus limited capital resources will not be sufficient to meet the Company's objectives as structured. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      The Company estimates it will need additional capital to achieve its operations as planned. The Company currently generates on average approximately $73,000 per month in gross revenue and believes that it will require approximately $1,200,000 in gross revenue during the next 12 months to maintain existing operations. The Company believes that its cash requirements during the next 12 months will be satisfied through an increase in the number of clients and eye surgery procedures expected from advertising and marketing efforts.

      The Company plans to seek up to approximately $2,600,000 in equity financing via a Form SB-2 offering pursuant to the Securities Act of 1933. In the event financing is not obtained, the Company will adjust its corporate infrastructure to reflect current operations.

      Use of Estimates
      ----------------
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------
      Property and equipment consist of the following as of July 31, 2001:

      Medical equipment                                   $         224,161
      Office equipment, furniture and fixtures                       10,496
                                                          -----------------
                                                                    234,657

      Less accumulated depreciation                                 (14,884)
                                                          -----------------
                  Net property and equipment              $         219,773
                                                          =================

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 3 - LONG-TERM DEBT
-----------------------
      Long-term debt consists of the following as of July 31, 2001:

         The Company's CEO has entered into a loan agreement
         for the acquisition of the excimer laser used in the
         operations of the Company. By oral agreement, the
         Company is acquiring the laser from the CEO under
         terms which mirror the original loan agreement. This
         loan bears interest at 10% per annum with interest
         and principal payable in monthly installments of
         approximately $6,200. The note is secured by a first
         security interest in the excimer laser and related
         equipment. The note is due in November 2003.            $      159,083

         Unsecured note payable bearing interest at 10% per
         annum with interest and principal payable in monthly
         installments of approximately $3,400. The note is
         due in November 2002. Payments due to the holder of
         this note have been assigned to the Internal Revenue
         Service. (See Note 7).                                          57,000
                                                                 --------------
                                                                        216,083

         Less: Current portion                                         (110,263)
                                                                 --------------
                                                                 $      105,820
                                                                 ==============

      Aggregate maturities of long-term obligations at July 31 are as follows:

                                Year ending                           Amount
                              --------------                     --------------
                                    2002                         $      110,263
                                    2003                                 81,573
                                    2004                                 24,247
                                                                 --------------
                                                                 $      216,083
                                                                 ==============
NOTE 4 - COMMITMENTS
--------------------
      The Company leases its facility on a month to month basis pending the completion of the new office facility. The monthly rent is $782. The Company has entered into a one year maintenance agreement for the laser with monthly payments of $4,375. The Company also leases certain surgical equipment with expiration dates through November 2001. Approximate minimum future obligations under these leases and the maintenance agreement as of July 31, 2002 are $53,875.

      Rent expense for the facility was $3,255 for the period March 21, 2001 (inception) through July 31, 2001.

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 5 - SHAREHOLDERS' EQUITY
-----------------------------
      During March 2001, the Company sold 1,090,000 shares of common stock to the Company's CEO. As of July 31, 2001 these shares had not been issued. Proceeds from this transaction amounted to $8,510. Management has valued these shares at $6.00 per share based on the proximity of the anticipated initial public offering. As a result of this, the Company has taken a charge of $6,531,490 relating to this transaction which has been accounted for in the accompanying statement of operations as general and administrative expenses.

      During March 2001, the Company sold 775,000 shares of common stock to individuals, considered to related parties to the CEO, in conjunction with the formation of the Company. As of July 31, 2001 these shares had not been issued. Proceeds from this transaction amounted to $775. Management has valued these shares at $6.00 per share based on the proximity of the anticipated initial public offering. As a result of this, the Company has taken a charge of $4,649,225 relating to this transaction which has been accounted for in the accompanying statement of operations as general and administrative expenses.

      During April 2001, the Company granted 185,000 shares of common stock to employees. As of July 31, 2001 these shares had not been issued. Management has valued these shares at $6.00 per share based on the proximity of the anticipated initial public offering. One employee's stock award vests over a one year period. Accordingly, this amount is being amortized over the vesting period. As a result of these stock grants, the Company has taken a charge of $1,042,500, net of deferred compensation, which has been accounted for in the accompanying statement of operations as general and administrative expenses.

      During April, May and June 2001, the Company sold 32,043 shares of common stock to individuals considered to be related parties to the CEO. As of July 31, 2001 these shares had not been issued. Proceeds from these transactions amount to $64,086. Management has valued these shares at $6.00 per share based on the proximity of the anticipated initial public offering. As a result of this, the Company has taken a charge of $128,172 relating to this transaction which has been accounted for in the accompanying statement of operations as general and administrative expenses.

      For the period from March 21, 2001 (inception) through July 31, 2001, the CEO contributed services with a fair value of $20,000, at no cost. This amount is included in additional paid in capital and in general and administrative expenses for the period from March 21, 2001 (inception) through July 31, 2001.

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 6 - INCOME TAXES
---------------------
      Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of July 31, 2001:

      Deferred tax assets:
         Net operating loss carryforwards        $        102,600
                                                 ----------------
            Gross deferred tax assets                     102,600

      Less valuation allowance                           (102,600)
                                                 ----------------
      Deferred tax liabilities                                  -
                                                 ----------------
                                                 $              -
                                                 ================

      Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $102,600 during the period March 21, 2001 (inception) through July 31, 2001.

      As of July 31, 2001, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal net operating loss carryforwards totaling approximately $258,000 expire in 2021; state net operating loss carryforwards totaling approximately $258,000 expire in 2006.

      A reconciliation of the effective tax rates with the federal statutory rate is as follows for the period March 21, 2001 (inception) through July 31, 2001:

      Income tax benefit at 35% statutory rate              $         (90,200)
      State income taxes, net                                         (12,400)
      Change in valuation allowance                                   102,600
                                                            -----------------
                                                            $               -
                                                            =================
NOTE 7 - RELATED PARTY TRANSACTION
----------------------------------

      During April 2001, the Company acquired certain medical and office equipment from a related entity via the execution of a promissory note by the CEO to the related entity. The Company orally agreed to acquire the equipment from the CEO under the same terms.

                               LASIK AMERICA, INC.
                          NOTES TO FINANCIAL STATEMENTS
         For the period March 21, 2001 (Inception) through July 31, 2001

NOTE 7 - RELATED PARTY TRANSACTION (Continued)
----------------------------------
      This promissory note has been assigned by the related entity to the Internal Revenue Service. (See Note 3).

NOTE 8 - SUBSEQUENT EVENT
--------------------------
      During August 2001, the Company granted 125,000 warrants to purchase shares of the Company's common stock to the CEO at an exercise price of 120% of the initial public offering price of the common stock. These 125,000 warrants are being offered for resale as part of the 125,000 units being offered for resale by the selling shareholder. The warrants expire sixty months from the effective date of the Registration Statement filed on Form SB-2 by the Company and are exercisable at 120% of the initial offering price per share of the Common Stock. The warrants are redeemable by the Company commencing six months after the effective date of the offering at $0.10 per warrant, provided the average closing bid price for the Company's common stock equals or exceeds one hundred fifty percent of the initial public offering price per share for any twenty consecutive trading days. These warrants have been valued at $0.10 per share based on the price of similar warrants included in the units offered in the Form SB-2 offering.

================================================================================

                                Table of contents

                                          Page
                                        --------
Prospectus Summary....................       3
Risk Factors..........................       6
Cautionary Note Regarding Forward-
  Looking Statements..................      12
Use Of Proceeds.......................      13
Dividend Policy.......................      14
Capitalization........................      14
Dilution..............................      15
Selected Financial Data...............      16
Management's Discussion And Analysis
  Of Financial Condition And Results
  Of Operations.......................      18
Business..............................      22
Management............................      34
Certain Transactions..................      39
Principal and Selling Shareholder.....      39
Description Of Securities.............      41
Shares Eligible For Future Sale.......      44
Underwriting..........................      45
Plan of Distribution for Selling
  Shareholder.........................      50
Legal Matters.........................      52
Experts...............................      52
Index To Financial Statements.........     F-1

    UNTIL , 2001, 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAYBE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.








================================================================================

================================================================================



                               LASIK AMERICA, INC.





                           550,000 UNITS CONSISTING OF
                            ONE SHARE OF COMMON STOCK
                            AND ONE REDEEMABLE COMMON

                             STOCK PURCHASE WARRANT.



                              ---------------------

                                   PROSPECTUS

                              ---------------------

                          WEST AMERICA SECURITIES CORP.


                                 NOVEMBER , 2001

























================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 78.751 of the Nevada Business Corporation Act provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the company. The Nevada Business Corporation Act provides that Section 78.751 is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company's Articles of Incorporation dated March 21, 2001, provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Nevada General Corporation Law.

    Section 78.751 of the Nevada Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the furthest extent permissible under the Nevada Business Corporation Act.

    Reference is also made to the underwriting agreements filed as Exhibits 1.1 and 1.2 to the Registration Statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors as well as the selling shareholder, in certain circumstances, and our obligation and the obligation of the selling shareholder to indemnify the underwriters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant and the selling shareholder have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses to be incurred in connection with this offering are as follows:

SEC Registration Fee........................................  $  2,078
NASD Filing Fee.............................................  $    917
Accounting Fees and Expenses*...............................  $ 25,000
Printing and Engraving*.....................................  $ 20,000
Legal Fees and Expenses*....................................  $ 30,000

Blue Sky Fees and Expenses*.................................  $  7,500
Transfer Agent and Registrar Fees*..........................  $ 10,000
Miscellaneous Expenses*.....................................  $ 12,500
                                                              --------
      Total*................................................  $107,995
                                                              ========
 ------------------------
 *   Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         During the last three years, the Registrant has sold and issued the following unregistered securities in transactions which were exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act, as they were transactions not involving a public offering:

         In a private placement to accredited investors made by us shortly after our incorporation in March 2001, which was exempt from registration under the Securities Act pursuant to the statutory exemption from registration provided by
Section 4(2) of the Securities Act and pursuant to Rule 506 of Regulation D promulgated thereunder, the Registrant offered and sold 1,865,000 shares of our common stock at par value, which is $.001 per share. During this same time, 185,000 additional shares of our common stock were issued to employees in lieu of cash compensation for their services rendered during the start-up of our operations. Of these total number of shares, 1,090,000 shares were issued to our founder, Howard P. Silverman, and were issued to him as part of our formation. These shares were priced in the aggregate at $8,510. In addition, 775,000 of the total number of shares were issued to several persons that were friends, previous business contacts and others that have had a long standing business relationship with our founder, Dr. Silverman. The aggregate purchase price for these shares was $775.00.

         With respect to the issuance of the 775,000 shares to persons previously known to our chief executive officer, we believe that all such purchasers had a long standing relationship with our management, had all material information available to them from which an informed investment decision could be made, and that these shares qualify as exempt from registration under Section 4(2) of the Securities Act of 1933.

         Pursuant to a warrant agreement we entered into with Howard P. Silverman, our chief executive officer, on August 24, 2001, we granted a redeemable common stock purchase warrant to Dr. Silverman entitling him to purchase 125,000 shares of our common stock at an exercise price of $7.20 per share as a part of his compensation for services rendered to us. Dr. Silverman's warrant is outstanding, has not been exercised, and is being registered for resale with his 125,000 units offered for sale by this registration statement and the prospectus which forms a part thereof. Our grant of the redeemable common stock purchase warrant to Dr. Silverman was a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

         Dr. Silverman had full access to our business plans, financial statements and financial projections. Dr. Silverman also had access to any other corporate information he requested when he received his warrant.

         In a private placement to five accredited investors made by us in April and May 2001, which was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder, the Registrant offered and sold 32,043 shares of our common stock at a price of $2.00 per share, for total gross aggregate offering proceeds of $64,086. We believe the issuance of these shares qualify as exempt from registration under the Securities Act of 1933 due to the fact that the purchasers had a preexisting relationship with our chief executive officer, had available to them all material information from which an informed investment decision could be made, and had the requisite investment intent when acquiring the shares of common stock.

ITEM 27.  EXHIBITS.

    a. The following Exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-B:

       EXHIBIT
       NUMBER                DESCRIPTION OF EXHIBITS
---------------   -----------------------------------------------------

         1.0      Form of Underwriting Agreement For The Registrant

         1.1      Form of Underwriting Agreement For Selling Shareholder

         1.2 Form of Representative's Warrant Agreement, including Form of Representative's Warrant

         1.3      Form of Public Warrant Agreement

         3.1      Articles of Incorporation of Registrant

         3.2      By-laws of the Registrant

         4.0      Specimen of Common Stock Certificate

         4.1      Specimen of Common Stock Purchase Warrant*

         4.2      Specimen of Unit Certificate*

         5.0      Opinion of Gregory Bartko, Esq.

        10.0 Warrant Agreement Dated August 24, 2001 Between the Registrant and Howard P. Silverman

        10.1      Equipment Purchase Agreement Dated May 3, 2001 Between Howard
                  P. Silverman and TrueVision Medical Associates, Inc.

        10.2 Bill of Sale Dated May 3, 2001 Between TrueVision Medical Associates, Inc.

        10.3 Promissory Note Dated May 3, 2001 by Howard P. Silverman and TrueVision Medical Associates, Inc.

        10.4 Security Agreement Dated May 3, 2001 Between Howard P. Silverman and TrueVision Medical Associates, Inc.

        10.5 Sales Agreement Dated May 10, 2001 Between VISX, Incorporated and the Registrant

        10.6 VISX, Incorporated Patent License to the Registrant, Dated May 11, 2001

        10.7 Equipment Lease Agreement Dated May 23, 2001 Between Bausch & Lomb and the Registrant

        10.8 Unconditional Guarantee of Dr. Howard P. Silverman to DVI Financial Services, Inc. dated March 17, 2001

        10.9 Loan and Collateral Schedule No. 002 dated March 17, 1998 between Dr. Howard P. Silverman and DVI Financial Services, Inc.

        10.10     Landlord's Waiver dated May 15, 2001 among Landlord,
                  Dr. Howard P. Silverman and DVI Financial Services, Inc.

        10.11 Form of Escrow Agreement Between LASIK America, Inc. and Wells Fargo Bank, N.A.

        23.0      Consent of Gregory Bartko, Esq. (included in opinion filed as
                  Exhibit 5.0)

        23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent auditors

        24.0 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")
 ------------------------
*   To be filed by amendment

ITEM 28.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant in all instances will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, New Mexico, on the 15th day of November, 2001.

                                LASIK AMERICA, INC.

                                By:
                                     ----------------------------------------
                                     Howard P. Silverman, president and
                                     chief executive officer

             NAME                        CAPACITY                  DATE
-------------------------------    ------------------------  -------------------


-------------------------------    Chairman, president,      November 15, 2001
Howard P. Silverman                chief executive officer,

                                   chief financial officer
                                   and director
           *

-------------------------------    Chief Operating Officer   November 15, 2001
Robert S. Helmer                   and Director


-------------------------------    Principal

Howard P. Silverman                accounting officer        November 15, 2001

           *

-------------------------------    Director                  November 15, 2001
Stuart S. Greenberg

           *

-------------------------------    Director                  November 15, 2001
Steven L. De Vicenzi


* Howard P. Silverman
  As Power of Attorney

                                LIST OF EXHIBITS

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   -------------------------------------------------------

         1.0            Form of Underwriting Agreement For The Registrant

         1.1            Form of Underwriting Agreement For Selling Shareholder

         1.2 Form of Representative's Warrant Agreement, including Form of Representative's Warrant

         1.3            Form of Public Warrant Agreement

         3.1            Articles of Incorporation of Registrant

         3.2            By-laws of the Registrant

         4.0            Specimen of Common Stock Certificate

         4.1            Specimen of Common Stock Purchase Warrant*

         4.2            Specimen of Unit Certificate*

         5.0            Opinion of Gregory Bartko, Esq.

        10.0 Warrant Agreement Dated August 24, 2001 Between the Registrant and Howard P. Silverman

        10.1 Equipment Purchase Agreement Dated May 3, 2001 Between Howard P. Silverman and TrueVision Medical Associates, Inc.

        10.2 Bill of Sale Dated May 3, 2001 Between TrueVision Medical Associates, Inc.

        10.3 Promissory Note Dated May 3, 2001 by Howard P. Silverman and TrueVision Medical Associates, Inc.

        10.4            Security Agreement Dated May 3, 2001 Between Howard P.
                        Silverman and TrueVision Medical Associates, Inc.

        10.5            Sales Agreement Dated May 10, 2001 Between VISX,
                         Incorporated and the Registrant

        10.6 VISX, Incorporated Patent License to the Registrant, Dated May 11, 2001

        10.7 Equipment Lease Agreement Dated May 23, 2001 Between Bausch & Lomb and the Registrant

        10.8 Unconditional Guarantee of Dr. Howard P. Silverman to Financial Services, Inc. dated March 17, 2001

        10.9 Loan and Collateral Schedule No. 002 dated March 17, 1998 Between Dr. Howard P. Silverman and DVI Financial Services, Inc.

        10.10           Landlord's Waiver dated May 15, 2001 among Landlord, Dr.
                        Howard P. Silverman and DVI Financial Services, Inc.

        10.11 Form of Escrow Agreement Between LASIK America, Inc. and Wells Fargo Bank, N.A.

        23.0 Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)

        23.1 Consent of Pannell Kerr Forster, Certified Public Accountants, A Professional Corporation, San Diego, California, independent auditors

        24.0 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")

--------------------------
*   To be filed by amendment